EXECUTION COPY


                        5-YEAR REVOLVING CREDIT AGREEMENT
                           Dated as of March 30, 2000
                                      among
                             RALSTON PURINA COMPANY
                             as the initial Borrower
                           prior to the assignment to
                                and assumption by
                            ENERGIZER HOLDINGS, INC.
                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTIES HERETO AS LENDERS
                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT

                              BANK OF AMERICA, N.A.
                              AS SYNDICATION AGENT

                                       AND

                              WACHOVIA BANK, N.A.,
                             AS DOCUMENTATION AGENT




                         BANC ONE CAPITAL MARKETS, INC.,
                      as Lead Arranger and Sole Bookrunner




                                 SIDLEY & AUSTIN
                                 Bank One Plaza
                            10 South Dearborn Street
                            Chicago, Illinois  60603

                        5-YEAR REVOLVING CREDIT AGREEMENT
     This 5-Year Revolving Credit Agreement dated as of March 30, 2000 is entered into among RALSTON PURINA COMPANY, a Missouri corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 13.3, and BANK
                                                          ------------
ONE, NA, having its principal office in Chicago, Illinois, in its capacity as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and WACHOVIA BANK, N.A., as Documentation Agent. The parties hereto agree as follows:
ARTICLE  I:     DEFINITIONS
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1.1     Certain  Defined  Terms.  In  addition  to  the terms defined above, the
        -----------------------
following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.
     As  used  in  this  Agreement:
"ACCOUNTING  CHANGE"  is  defined  in  Section  10.9  hereof.
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"ACQUISITION"  means  any  transaction,  or  any series of related transactions,
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consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.
"ADJUSTMENT  DATE"  means each date on which the opening pro forma balance sheet
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of  Energizer  and  its  consolidated  Subsidiaries,  after giving effect to the
Spin-Off Transactions, is adjusted, which adjustments shall occur simultaneously with the adjustments made pursuant to the Reorganization Agreement to verify the calculation of the "Indebtedness" and "Cash Holdings" of Energizer and its Affiliates thereunder.
"ADMINISTRATIVE  AGENT"  means  Bank  One  in  its  capacity  as  contractual
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representative  for itself and the Lenders pursuant to Article XI hereof and any
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successor  Administrative  Agent  appointed  pursuant  to  Article  XI  hereof.
                                                           -----------
"ADVANCE"  means a borrowing hereunder consisting of the aggregate amount of the
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several  Loans  made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period. "AFFECTED LENDER" is defined in Section 2.19 hereof.
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"AFFILIATE"  of  any  Person  means  any  other  Person  directly  or indirectly
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controlling,  controlled  by or under common control with such Person.  A Person
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shall  be  deemed  to  control  another  Person if the controlling Person is the
"beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.
"AGGREGATE  REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan
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Commitments  of all the Lenders, as may be reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000.00). "AGREEMENT" means this 5-Year Revolving Credit Agreement, as it may be amended,
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restated  or  otherwise  modified  and  in  effect  from  time  to  time.
"AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles
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as  in  effect  in  the  United  States  from  time to time, applied in a manner consistent with that used in preparing the financial statements of Energizer referred to in Section 6.7 hereof; provided, however, except as provided in
                  ------------          --------  -------
Section 10.9, that with respect to the calculation of financial ratios and other
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financial  tests  required  by this Agreement, "Agreement Accounting Principles"
means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of Energizer referred to in Section 6.7
                                                                     -----------
hereof.
"ALTERNATE  BASE  RATE"  means,  for any day, a fluctuating rate of interest per
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annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of
(a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.
"APPLICABLE FACILITY FEE PERCENTAGE" means, as at any date of determination, the
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rate  per annum then applicable in the determination of the amount payable under
Section  2.14(C)(i)  hereof  determined  in  accordance  with  the provisions of
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Section  2.14(D)(ii)  hereof.
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"APPLICABLE  MARGIN"  means, as at any date of determination, the rate per annum
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then  applicable  to Advances of any Type at such time, determined in accordance with  the  provisions  of  Section  2.14(D)(ii)  hereof.
                           --------------------
"APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, the rate
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per  annum  then  applicable  in  the  determination of the amount payable under
Section  3.8(i)  hereof  determined in accordance with the provisions of Section
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2.14(D)(ii)  hereof.
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"ARRANGER"  means  Banc  One  Capital Markets, Inc., in its capacity as the lead
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arranger  and  sole  bookrunner  for  the  loan  transaction  evidenced  by this
Agreement.
"ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into
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in  connection with an assignment by a Lender pursuant to Section 13.3 hereof in
                                                          ------------
substantially  the  form  of  Exhibit  D.
                              ----------
"ASSET  SALE"  means,  with  respect to any Person, the sale, lease, conveyance,
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disposition  or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) other than (i) the sale of Inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete manufacturing Equipment disposed of in the ordinary course of business.
"AUTHORIZED  OFFICER"  means any of the President, any Vice President (including
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any  Executive  Vice President) or the Treasurer of the Borrower, acting singly.
"BANK  BOOK"  is  defined  in  Section  6.7(A)  hereof.
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"BANK ONE" means Bank One, NA, having its principal office in Chicago, Illinois,
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in  its  individual  capacity,  and  its  successors.
"BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA
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(other  than  a  Multiemployer Plan or Foreign Pension Plan) in respect of which
Energizer or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.
"BORROWER" means (i) for the period from the Closing Date until the consummation
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of  the Debt Assumption, Ralston and (ii) from and after the consummation of the
Debt Assumption, Energizer, in each case, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower. "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made
 ---------------
hereunder.
"BORROWING/ELECTION  NOTICE"  is  defined  in  Section  2.7  hereof.
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"BRIDGE FACILITIES" means any temporary bridge financing to be provided in favor
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of  Ralston, all or a portion of which may be assumed by Energizer in connection with the Spin-Off, which shall be refinanced by Energizer shortly after the Spin-Off Date with the Receivables Purchase Facility and/or the Senior Notes and/or cash on hand.
"BUSINESS  DAY"  means  (i)  with  respect  to  any  borrowing,  payment or rate
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selection  of Loans bearing interest at the Eurodollar Rate, a day (other than a
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Saturday  or  Sunday)  on which banks are open for business in Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois.
"CAPITAL  STOCK"  means (i) in the case of a corporation, capital stock, (ii) in
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the  case  of  an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions  of  assets  of,  the  issuing  Person.
"CAPITALIZED  LEASE"  of  a Person means any lease of property by such Person as
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lessee  which would be capitalized on a balance sheet of such Person prepared in accordance  with  Agreement  Accounting  Principles.
"CAPITALIZED  LEASE OBLIGATIONS" of a Person means the amount of the obligations
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of  such Person under Capitalized Leases which would be capitalized on a balance sheet  of  such  Person  prepared  in  accordance  with  Agreement  Accounting
Principles.
"CASH  EQUIVALENTS"  means  (i)  marketable  direct  obligations  issued  or
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unconditionally  guaranteed  by  the  United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and at least 95% of the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group); and
(iv)  commercial  paper  of  United  States  and  foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents
                           --------
described  in  the foregoing clauses (i) through (iv) shall not exceed 365 days;
(v) repurchase obligations of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies having a term not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, political subdivision, taxing authority or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least BBB by Standard & Poor's Ratings Group or at least Baa by Moody's Investors Service, Inc.; (vii) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia (which commercial bank shall have a short-term debt rating of A-1 (or better) by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.), or by any foreign bank (which foreign bank shall have a rating of B or better from Thomson BankWatch Global Issuer Rating or, if not rated by Thomson BankWatch Global Issuer Rating, which foreign bank shall be an institution acceptable to the Administrative Agent), or its branches or agencies; or (viii) shares of money market mutual or similar funds at least 95% of the assets of which are invested in the types of investments satisfying the requirements of clauses (i) through (vii) of this definition.
"CHANGE"  is  defined  in  Section  4.2  hereof.
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"CHANGE  OF  CONTROL"  means  an  event  or  series  of  events  by  which:
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(i)     any  "person"  or  "group"  (within  the  meaning  of Sections 13(d) and
14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of thirty percent (30%) or more of the voting power of the then outstanding Capital Stock of Energizer entitled to vote generally in the election of the directors of Energizer (other than Ralston at any time prior to the consummation of the Spin-Off);
(ii) during any period of 12 consecutive calendar months, the board of directors of Energizer shall cease to have as a majority of its members individuals who either:
(a)     were  directors  of  Energizer  on  the  first  day  of  such  period,
(b) were elected or nominated for election to the board of directors of Energizer at the recommendation of or other approval by at least a majority of the directors then still in office at the time of such election or nomination who  were  directors  of  Energizer  on  the  first day of such period, or whose election  or  nomination  for  election  was  so  approved,  or
(c) were directors of Energizer on the first Business Day following the Spin-Off Date;
(iii) other than as a result of a transaction not prohibited under the terms of this Agreement, Energizer (a) shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Capital Stock of each of the Subsidiary Guarantors or (b) shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors; or
(iv) Energizer consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into Energizer, in either event pursuant to a transaction in which the outstanding Capital Stock of Energizer is reclassified or changed into or exchanged for cash, securities or other property.
     "CLOSING  DATE"  means  the  date  of  this  Agreement.
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"CODE"  means  the  Internal  Revenue  Code  of  1986,  as  amended, reformed or
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otherwise  modified  from  time  to  time.
"COMMISSION"  means  the Securities and Exchange Commission of the United States
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of  America  and  any  Person  succeeding  to  the  functions  thereof.
"CONSOLIDATED  ASSETS"  means the total assets of Energizer and its Subsidiaries
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on  a  consolidated  basis.
"CONSOLIDATED  NET  WORTH"  means,  as  of  any  date  of  determination,  the
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consolidated  total  stockholders'  equity  (including capital stock, additional
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paid-in  capital  and  retained  earnings)  of  Energizer  and  its consolidated
Subsidiaries determined in accordance with Agreement Accounting Principles. "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance,
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hazardous  waste,  special  waste,  petroleum  or petroleum-derived substance or waste, asbestos or polychlorinated biphenyls ("PCBS"), and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.
"CONTINGENT  OBLIGATION",  as  applied  to  any  Person,  means  any Contractual
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Obligation,  contingent  or  otherwise,  of  that  Person  with  respect  to any
Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases. "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any
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equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
"CONTROLLED  GROUP" means the group consisting of (i) any corporation which is a
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member  of  the  same  controlled  group  of corporations (within the meaning of
Section 414(b) of the Code) as Energizer; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Energizer; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Energizer, any corporation described in clause (i) above or any partnership
                                             ----------
or  trade  or  business described in clause (ii) above; provided, that after the
                                     -----------        --------
Spin-Off  Date,  such  term  shall  not  include  Ralston.
"CURE  LOAN"  is  defined  in  Section  9.2(iii)  hereof.
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"CUSTOMARY  PERMITTED  LIENS"  means:
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(i)     Liens  (other  than Environmental Liens and Liens in favor of the IRS or the PBGC or any Plan) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained as may be required in accordance with Agreement Accounting Principles;
(ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained as may be required in accordance with Agreement Accounting Principles;
(iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC or any Plan) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in
                                      --------
the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the Borrower's or such Subsidiary's businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $30,000,000;
(iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or  any  of  its  Subsidiaries;
(v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof;
                                                          --------------
(vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and
(vii) Liens of commercial depository institutions arising in the ordinary course of business constituting a statutory or common law right of setoff against amounts on deposit with any such institution.
     "DEBT  ASSUMPTION"  means the assignment and assumption by Energizer of all
      ----------------
of obligations and liabilities of Ralston hereunder and under the Loan Documents and the concurrent release of Ralston from such obligations and liabilities, which shall occur on the Spin-Off Date, pursuant to the Debt Assignment, Assumption and Release Agreement in the form attached as Exhibit J to this
                                                               ---------
Agreement  (the  "DEBT  ASSUMPTION  AGREEMENT").
"DEBT  ASSUMPTION  AGREEMENT"  is defined in the definition of "Debt Assumption"
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above.
"DEFAULT"  means  an  event  described  in  Article  VIII  hereof.
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"DISCLOSED  LITIGATION"  is  defined  in  Section  6.10  hereof.
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"DISQUALIFIED  STOCK"  means  any preferred stock and any Capital Stock that, by
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its  terms  (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date. "DOL" means the United States Department of Labor and any Person succeeding to
 ---
the  functions  thereof.
"DOLLAR"  and  "$"  means  dollars  in the lawful currency of the United States.
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"EBIT"  means,  for  any  period,  on a consolidated basis for Energizer and its
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Subsidiaries,  the  sum  of the amounts for such period, without duplication, of
(i)  Net  Income, plus (ii) Interest Expense to the extent deducted in computing
                  ----
Net  Income,  plus  (iii) charges against income for foreign, federal, state and
              ----
local  taxes  to  the  extent  deducted  in  computing  Net  Income,  minus (iv)
                                                                      -----
extraordinary  gains to the extent added in computing Net Income, plus (v) other
                                                                  ----
extraordinary non-cash charges to the extent deducted in computing Net Income. "EBITDA" means, for any period, on a consolidated basis for Energizer and its
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Subsidiaries,  the  sum  of the amounts for such period, without duplication, of
(i) EBIT, plus (ii) depreciation expense to the extent deducted in computing Net
          ----
Income,  plus  (iii)  amortization  expense,  including,  without  limitation,
         ----
amortization of goodwill and other intangible assets, to the extent deducted in computing Net Income.
"ENERGIZER"  means  Energizer  Holdings,  Inc., a Missouri corporation, together
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with  its  permitted successors and assigns, including a debtor-in-possession on behalf  of  Energizer.
"ENVIRONMENTAL,  HEALTH  OR  SAFETY  REQUIREMENTS  OF  LAW" means all applicable
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foreign,  federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response,
Compensation  and  Liability  Act,  42  U.S.C.   9601  et seq., the Occupational
                                                       -- ---
Safety  and  Health  Act  of  1970,  29  U.S.C.   651  et seq., and the Resource
                                                       -- ---
Conservation  and  Recovery  Act of 1976, 42 U.S.C.   6901 et seq., in each case
                                                           -- ---
including any amendments thereto, any successor statutes, and any regulations promulgated thereunder, and any state or local equivalent thereof. "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a)
 ------------------
any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
"ENVIRONMENTAL  PROPERTY  TRANSFER  ACT" means any applicable requirement of law
 --------------------------------------
that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."
"EQUIPMENT" means all of the Borrower's and its Subsidiaries' present and future
 ---------
(i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Borrower's or Subsidiary's Inventory), and
(iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.
"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights
 ----------------
to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
"ERISA"  means  the  Employee Retirement Income Security Act of 1974, as amended
 -----
from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
"EURODOLLAR  BASE RATE" means, with respect to a Eurodollar Rate Advance for the
 ---------------------
relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Bloomberg Screen BBAM as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Bloomberg Screen BBAM is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service mutually acceptable to the Borrower and the Administrative Agent as of 11:00 a.m. (London time) two
(2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to an integral multiple of 1/16th of 1%) of the rates of interest per annum reported to the Administrative Agent by each Reference Lender as the rate at which such Reference Lender offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Rate Loan and having a maturity equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s).
"EURODOLLAR  RATE"  means,  with  respect  to  a Eurodollar Rate Advance for the
 ----------------
relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base
 ----
Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period plus
                                                                            ----
(ii)  the  then  Applicable  Margin;  provided,  however,  that  the  foregoing
                                      --------   -------
adjustment for Reserve Requirements shall only be made with respect to that portion of a Eurodollar Rate Loan made by a Lender which is subject to such Reserve Requirements.
"EURODOLLAR  RATE  ADVANCE"  means  an  Advance  which  bears  interest  at  the
 -------------------------
Eurodollar  Rate.
 --------
"EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at
 --------------------
the  Eurodollar  Rate.
"EXCLUDED  TAXES"  means,  in  the  case  of  each  Lender or applicable Lending
 ---------------
Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.
"FACILITY  FEE"  is  defined  in  Section  2.14(C)(i)  hereof.
 -------------                    -------------------
"FEDERAL  FUNDS  EFFECTIVE  RATE" means, for any day, an interest rate per annum
 -------------------------------
equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the
Administrative  Agent  in  its  reasonable  discretion.
"FINAL  ADJUSTMENT  DATE"  means  the last Adjustment Date, which shall occur no
 -----------------------
later than July 31, 2000, in accordance with the Reorganization Agreement. "FINANCING FACILITIES" means this Agreement, the 364-Day Credit Agreement, the
 ---------------------
Bridge Facilities, the Receivables Purchase Facility, the Senior Notes and any other financing facilities entered into or to be entered into in connection with the Spin-Off, in each case, whether consummated prior to, concurrently with or following the Spin-Off.
"FLOATING  RATE  ADVANCE"  means an Advance which bears interest by reference to
 -----------------------
the  Alternate  Base  Rate.
"FLOATING  RATE  LOAN" means a Loan, or portion thereof, which bears interest by
 --------------------
reference  to  the  Alternate  Base  Rate.
"FOREIGN  EMPLOYEE  BENEFIT  PLAN" means any employee benefit plan as defined in
 --------------------------------
Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of Energizer or any member of the Controlled Group, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.
"FOREIGN  PENSION  PLAN"  means any employee pension benefit plan (as defined in
 ----------------------
Section 3(2) of ERISA) which (i) is maintained or contributed to for the benefit of employees of Energizer or any other member of the Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.
"FORM  10" means the Form 10 General Form for the Registration of Securities, as
 --------
amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, filed by Energizer (File No. 1-15401) with the Commission in connection with the Spin-Off, together with all exhibits and appendices thereto.
"GOVERNMENTAL  ACTS"  is  defined  in  Section  3.10(A)  hereof.
 ------------------                    ----------------
"GOVERNMENTAL  AUTHORITY"  means  any  nation or government, any federal, state,
 -----------------------
local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions. "HEDGING ARRANGEMENTS" is defined in the definition of "Hedging Obligations"
 ---------------------
below.
"HEDGING  AGREEMENTS"  is  defined  in  Section  7.3(O)  hereof.
 -------------------                    ---------------
"HEDGING  OBLIGATIONS" of a Person means any and all obligations of such Person,
 --------------------
whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("HEDGING ARRANGEMENTS"), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
"HOLDERS  OF OBLIGATIONS" means the holders of the Obligations from time to time
 -----------------------
and shall include their respective successors, transferees and assigns. "INDEBTEDNESS" of any Person means, without duplication, such Person's (a)
 ------------
obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), which purchase price is due more than six (6) months from the date of incurrence of the obligation in respect thereof, provided that the related obligations are not interest bearing, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations in respect of Indebtedness, (g) obligations with respect to letters of credit, (h) Off-Balance Sheet
Liabilities, (i) Receivables Facility Attributed Indebtedness and (j) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be without duplication (1) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (2) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.
"INDEMNIFIED  MATTERS"  is  defined  in  Section  10.7(B)  hereof.
 --------------------                    ----------------
"INDEMNITEES"  is  defined  in  Section  10.7(B)  hereof.
 -----------                    ----------------
"INITIAL  FUNDING  DATE" means the date on which the initial Revolving Loans are
 ----------------------
advanced  hereunder.
"INSOLVENCY  EVENT"  is  defined  in  Section  10.14  hereof.
 -----------------                    --------------
"INTERCOMPANY  INDEBTEDNESS"  is  defined  in  Section  10.14  hereof.
 --------------------------                    --------------
"INTEREST  EXPENSE"  means,  for  any  period,  the  total  interest  expense of
 -----------------
Energizer and its consolidated Subsidiaries, whether paid or accrued, including,
 -------
without duplication, Off-Balance Sheet Liabilities (including Receivables Facility Financing Costs) and the interest component of Capitalized Leases, all as determined in conformity with Agreement Accounting Principles.
"INTEREST  EXPENSE  COVERAGE  RATIO"  is  defined  in  Section  7.4(B)  hereof.
 ----------------------------------                    ---------------
"INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one
 ---------------
(1), two (2), three (3) or six (6) months and, to the extent available to all of the Lenders, nine (9) or twelve (12) months, commencing on a Business Day selected by the Borrower on which a Eurodollar Rate Advance is made to Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter; provided, however, that if there is no such
                             --------   -------
numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided,
                                                                       --------
however,  that  if  said  next  succeeding  Business Day falls in a new calendar
-------
month, such Interest Period shall end on the immediately preceding Business Day. "INVENTORY" shall mean any and all goods, including, without limitation, goods
 ---------
in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Borrower or any of its Subsidiaries, and shall include all right, title and interest of the Borrower or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower or any of its Subsidiaries.
"INVESTMENT"  means,  with  respect  to  any  Person,  (i) any purchase or other
 ----------
acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.
"ISSUING  BANK(S)"  means  (i) Bank One in its separate capacity as an issuer of
 ----------------
Letters  of Credit pursuant to Section 3.1 hereunder with respect to each Letter
                               -----------
of Credit issued by Bank One upon the Borrower's request and (ii) any Lender (other than Bank One) reasonably acceptable to the Administrative Agent, in such Lender's separate capacity as an issuer of Letters of Credit pursuant to Section
                                                                         -------
3.1 hereunder with respect to any and all Letters of Credit issued by such Lender in its sole discretion upon the Borrower's request. All references contained in this Agreement and the other Loan Documents to the "Issuing Bank" shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as
------------       ----
issuers of any and all Letters of Credit issued by each such institution. "L/C DOCUMENTS" is defined in Section 3.4 hereof.
 --------------                    ------------
"L/C  DRAFT"  means  a  draft  drawn  on an Issuing Bank pursuant to a Letter of
 ----------
Credit.
 ----
"L/C  INTEREST"  shall  have  the  meaning  ascribed to such term in Section 3.6
 -------------                                                       -----------
hereof.
"L/C  OBLIGATIONS" means, without duplication, an amount equal to the sum of (i)
 ----------------
the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by an Issuing Bank,
(iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).
"LENDERS"  means  the lending institutions listed on the signature pages of this
 -------
Agreement  and  their  respective  successors  and  assigns.
"LENDING  INSTALLATION"  means,  with  respect to a Lender or the Administrative
 ---------------------
Agent,  any  office,  branch,  subsidiary  or  affiliate  of  such Lender or the
 --
Administrative  Agent.
 --
"LETTER  OF  CREDIT"  means  the  standby  letters  of credit to be issued by an
 ------------------
Issuing  Bank  pursuant  to  Section  3.1  hereof.
 -----                       ------------
"LEVERAGE  RATIO"  is  defined  in  Section  7.4(A)  hereof.
 ---------------                    ---------------
"LIEN"  means  any  lien  (statutory or other), mortgage, pledge, hypothecation,
 ----
assignment, deposit arrangement, encumbrance or preference, priority or security
 --
agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance
 -------
made pursuant to Section 2.1 hereof, and in the case of the Swing Line Bank, any
                 -----------
Swing  Line  Loan  made  pursuant  to  Section 2.2 hereof, and collectively, all
                                       -----------
Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.
"LOAN  ACCOUNT"  is  defined  in  Section  2.12(a)  hereof.
 -------------                    ----------------
"LOAN  DOCUMENTS"  means this Agreement, the Subsidiary Guaranty, any promissory
 ---------------
notes  issued  pursuant  to  Section  2.12,  the  L/C  Documents  and  all other
                             -------------
documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.
"LOAN  PARTIES"  is  defined  in  Section  5.1  hereof.
 -------------                    ------------
"MARGIN  STOCK"  shall  have  the meaning ascribed to such term in Regulation U.
 -------------
"MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business,
 -----------------------
condition (financial or otherwise), operations, performance, properties or prospects of Energizer and its Subsidiaries, taken as a whole, (b) the ability of Energizer and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders, the Issuing Banks or the Administrative Agent to enforce in any material respect the Obligations.
"MATERIAL  DOMESTIC  SUBSIDIARY"  means each consolidated Subsidiary (other than
 ------------------------------
any SPV) of the Borrower (a) incorporated under the laws of any jurisdiction in the United States and (b) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by Energizer on a pro forma basis taking into account the consummation of such Permitted
       ---  -----
Acquisition), three percent (3.0%) of the Consolidated Assets of Energizer and its consolidated Subsidiaries (other than SPVs).
"MATERIAL FOREIGN SUBSIDIARY" means each consolidated Subsidiary (other than any
 ---------------------------
SPV) of the Borrower (a) incorporated under the laws of any foreign jurisdiction and (b) the total assets of which exceed, as at the end of any calendar quarter or, in the case of consummation of a Permitted Acquisition, at the time of consummation  of  such  Permitted  Acquisition (calculated by Energizer on a pro
                                                                             ---
forma basis taking into account the consummation of such Permitted Acquisition),
-----
five percent (5.0%) of the Consolidated Assets of Energizer and its consolidated Subsidiaries (other than SPVs).
"MATERIAL  INDEBTEDNESS"  means  any  Indebtedness  (other than the Indebtedness
 ----------------------
hereunder) of a single class with an aggregate outstanding principal amount equal to or greater than $30,000,000.
"MATERIAL SUBSIDIARIES" means each of Energizer's Material Domestic Subsidiaries
 ---------------------
and  Material  Foreign  Subsidiaries.
"MULTIEMPLOYER  PLAN"  means  a  "multiemployer  plan"  as  defined  in  Section
 -------------------
4001(a)(3)  of ERISA which is, or within the immediately preceding six (6) years
 -------
was, contributed to by either Energizer or any member of the Controlled Group. "NET INCOME" means, for any period, the net earnings (or loss) after taxes of
 -----------
Energizer and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.
"NET  WORTH  CONDITION"  means  the  requirement  that,  as  of  and  after  the
 ---------------------
consummation  of  the  Spin-Off  Transactions,  the  Consolidated  Net  Worth of
 ---------
Energizer  and  its  Subsidiaries  shall  not  be  less  than  $625,000,000.
 ------
"NEW  SUBSIDIARY"  is  defined  in  Section  7.3(F).
 ---------------                    ---------------
"NON-ERISA  COMMITMENTS"  means
 ----------------------
(i) each pension, medical, dental, life, accident insurance, disability, group insurance, sick leave, profit sharing, deferred compensation, bonus, stock option, stock purchase, retirement, savings, severance, stock ownership, performance, incentive, hospitalization or other insurance, or other welfare, benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind; and
(ii) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, with or for the benefit of any present or prior officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement and any agreement or arrangement associated with a change in ownership of the Borrower or any member of the Controlled Group);
to which Energizer or any member of the Controlled Group is a party or with respect to which Energizer or any member of the Controlled Group is or will be required to make any payment other than any Plans.
     "NON  PRO  RATA  LOAN"  is  defined  in  Section  9.2  hereof.
      --------------------                    ------------
"NON-U.S.  LENDER"  is  defined  in  Section  4.5(iv)  hereof.
 ----------------                    ----------------
"NOTE  PURCHASE AGREEMENT" means any agreement entered into by the Borrower with
 ------------------------
respect to the Borrower's issuance of senior unsecured notes (the "SENIOR NOTES"), which shall be pari passu with the Obligations hereunder, on substantially the terms set forth in the confidential Summary of Proposed Terms relating to the Senior Notes sent by Banc of America Securities LLC to the Administrative Agent by e-mail transmission on March 27, 2000, as such Note Purchase Agreement may be amended, modified or supplemented from time to time in a manner that is not materially adverse to the interests of the Lenders. "NOTICE OF ASSIGNMENT" is defined in Section 13.3(B) hereof.
 ----------------------                    ----------------
"OBLIGATIONS"  means  all  Loans, L/C Obligations, advances, debts, liabilities,
 -----------
obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Banks or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect
(including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (and, after the occurrence and during the continuance of a Default, all attorney's fees and disbursements and paralegals' fees, whether or not reasonable), and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.
"OFF-BALANCE  SHEET LIABILITIES" of a Person means, without duplication, (a) any
 ------------------------------
Receivables Facility Attributed Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or notes receivable or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in Receivables or notes receivables or the agent for such purchasers/transferees), (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
"OPENING  BALANCE  SHEET  DELIVERY  DATE"  means  the  date  within fifteen days
 ---------------------------------------
following the Final Adjustment Date on which the Administrative Agent receives the opening pro forma balance sheet of Energizer and its consolidated
              ---  -----
Subsidiaries  pursuant  to  Section  7.1(A)(v).
                            ------------------
"ORIGINATORS"  means  the  Borrower  and/or  any  of  its  Subsidiaries in their
 -----------
respective  capacities  as  parties  to  any  Receivables Purchase Documents, as
 ------
sellers  or  transferors  of  any Receivables and Related Security in connection
 ----
with  a  Permitted  Receivables  Transfer.
"OTHER  TAXES"  is  defined  in  Section  4.5  hereof.
 ------------                    ------------
"PARTICIPANTS"  is  defined  in  Section  13.2(A)  hereof.
 ------------                    ----------------
"PAYMENT  DATE"  means the last day of each March, June, September and December.
 -------------
"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.
 ----
"PERMITTED  ACQUISITION"  is  defined  in  Section  7.3(F)  hereof.
 ----------------------                    ---------------
"PERMITTED  EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of
 ------------------------------------------
Energizer  and  its Subsidiaries identified on Schedule 1.1.3 to this Agreement.
                                               --------------
"PERMITTED  EXISTING  INVESTMENTS"  means  the  Investments of Energizer and its
 --------------------------------
Subsidiaries  identified  on  Schedule  1.1.1  to  this  Agreement.
 ---                          ---------------
"PERMITTED  EXISTING  LIENS"  means  the  Liens  on  assets of Energizer and its
 --------------------------
Subsidiaries  identified  on  Schedule  1.1.2  to  this  Agreement.
 -----                        ---------------
"PERMITTED  RECEIVABLES  TRANSFER"  means  (i)  a  sale  or other transfer by an
 --------------------------------
Originator  to  a  SPV of Receivables and Related Security for fair market value
 -----
and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related
Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.
"PERSON"  means  any  individual,  corporation,  firm,  enterprise, partnership,
 ------
trust,  incorporated  or  unincorporated association, joint venture, joint stock
 ----
company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.
"PLAN"  means  an  employee  benefit  plan  defined  in Section 3(3) of ERISA in
 ----
respect of which Energizer or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.
"PRIME  RATE"  means  a  rate  per  annum  equal  to  the prime rate of interest
 -----------
announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
"PRO  RATA  SHARE" means, with respect to any Lender, the percentage obtained by
 ----------------
dividing (A) such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Revolving Loan Commitments are terminated
           -------
pursuant  to  the  terms  of  this  Agreement,  then  "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase
        ----
participations  in Swing Line Loans and Letters of Credit, by (y) the sum of (A)
       ----
the  aggregate  outstanding  amount  of  Revolving Loans, plus (B) the aggregate
                                                          ----
outstanding amount of all Swing Line Loans and Letters of Credit. "PURCHASERS" is defined in Section 13.3(A) hereof.
 ----------                    ----------------
"RALSTON" means Ralston Purina Company, a Missouri corporation, and prior to the
 -------
Spin-Off,  the  owner  of  all  of  the  outstanding Capital Stock of Energizer, together with its permitted successors and assigns, including a debtor-in-possession on behalf of Ralston.
"RECEIVABLE(S)"  means  and includes all of the Borrower's and its Subsidiaries'
 -------------
presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its
Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
"RECEIVABLES  AND  RELATED  SECURITY"  means  the  Receivables  and  the related
 -----------------------------------
security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer. "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations
 ----------------------------------------------
outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.
"RECEIVABLES  FACILITY  FINANCING  COSTS"  means  such portion of the cash fees,
 ---------------------------------------
service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Borrower and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.
"RECEIVABLES  PURCHASE  DOCUMENTS"  means  any series of receivables purchase or
 --------------------------------
sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time  to  time,  or  any  replacement  or  substitution  therefor.
"RECEIVABLES PURCHASE FACILITY" means the securitization facility made available
 -----------------------------
to Energizer, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
"REFERENCE  LENDERS"  means  Bank  One, Bank of America, N.A. and Wachovia Bank,
 ------------------
N.A.
"REGISTER"  is  defined  in  Section  13.3(C)  hereof.
 --------                    ----------------
"REGULATION  D"  means  Regulation  D  of  the Board of Governors of the Federal
 -------------
Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System. "REGULATION T" means Regulation T of the Board of Governors of the Federal
 -------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).
"REGULATION  U"  means  Regulation  U  of  the Board of Governors of the Federal
 -------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.
"REGULATION  X"  means  Regulation  X  of  the Board of Governors of the Federal
 -------------
Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
"REIMBURSEMENT  OBLIGATION"  is  defined  in  Section  3.7  hereof.
 -------------------------                    ------------
"RELEASE"  means  any  release,  spill,  emission,  leaking, pumping, injection,
 -------
deposit, disposal, discharge, dispersal, leaching or migration into the environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.
"REORGANIZATION  AGREEMENT"  means  that  certain  Agreement  and  Plan  of
 -------------------------
Reorganization dated as of April 1, 2000, between Ralston and Energizer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
"REPLACEMENT  LENDER"  is  defined  in  Section  2.19  hereof.
 -------------------                    -------------
"REPORTABLE  EVENT" means a reportable event as defined in Section 4043 of ERISA
 -----------------
and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs.
"REQUIRED  LENDERS"  means Lenders whose Pro Rata Shares, in the  aggregate, are
 -----------------
greater  than  fifty percent (50%); provided, however, that, if any Lender shall
                                    --------  -------
have failed to fund its Pro Rata Share of (i) any Revolving Loan requested by the Borrower, (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations or (iii) any Swing Line Loan as requested by the Administrative Agent, which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Revolving Loan Commitments have
         -------- -------  -------
been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).
"REQUIREMENTS  OF LAW" means, as to any Person, the charter and by-laws or other
 --------------------
organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of
1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.
"RESERVE  REQUIREMENT"  means,  with  respect to an Interest Period, the maximum
 --------------------
aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities".
"REVOLVING  CREDIT  AVAILABILITY"  means,  at any particular time, the amount by
 -------------------------------
which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations outstanding at such time.
"REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the
 ----------------------------
outstanding  principal amount of the Revolving Loans at such time, plus (ii) the
                                                                   ----
outstanding  principal  amount  of the Swing Line Loans at such time, plus (iii)
                                                                      ----
the  outstanding  L/C  Obligations  at  such  time.
"REVOLVING  LOAN"  is  defined  in  Section  2.1  hereof.
 ---------------                    ------------
"REVOLVING  LOAN  COMMITMENT"  means,  for  each  Lender, the obligation of such
 ---------------------------
Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading
    ----------
"Revolving Loan Commitment" or in the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement. "REVOLVING LOAN TERMINATION DATE" means March 30, 2005.
 ----------------------------------
"RISK-BASED  CAPITAL  GUIDELINES"  is  defined  in  Section  4.2  hereof.
 -------------------------------                    ------------
"SENIOR  MANAGEMENT  TEAM" means each Authorized Officer and the Chief Executive
 ------------------------
Officer  of  the  Borrower.
"SENIOR  NOTES" is defined in the definition of "Note Purchase Agreement" above.
 -------------
"SOLVENT"  means,  when  used  with  respect  to any Person, that at the time of
 -------
determination:
(i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities,  including,  without  limitation,  contingent  liabilities;  and
(ii) it is then able and believes that it will be able to pay its debts as they mature; and
(iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
With respect to contingent liabilities (such as litigation and guarantees), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.
     "SPIN-OFF"  means  the distribution by Ralston to its stockholders in a tax
      --------
free transaction of all of the outstanding capital stock of Energizer such that Energizer will become a separate publicly-held corporation owned directly by the stockholders of Ralston to whom such distribution is made, in connection with which there shall have been obtained a letter ruling from the IRS substantially to the effect that the Spin-Off will be treated as a tax-free distribution by Ralston under Section 355 of the Code (the "TAX RULING").
"SPIN-OFF  DATE"  means  April  1,  2000.
 --------------
"SPIN-OFF  TRANSACTIONS"  means  the  series of transactions contemplated by and
 ----------------------
described in the Form 10, including, but not limited to the Spin-Off. "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.
"SUBSIDIARY"  of  a  Person  means  (i)  any  corporation  more  than 50% of the
 ----------
outstanding  securities  having ordinary voting power of which shall at the time
 -------
be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Borrower.
"SUBSIDIARY GUARANTORS" means (i) for the period from the Closing Date until the
 ---------------------
consummation of the Debt Assumption, Energizer and each of its Material Domestic Subsidiaries; (ii) from and after the consummation of the Debt Assumption, all of Energizer's Material Domestic Subsidiaries; (iii) all New Subsidiaries which are Material Domestic Subsidiaries and which have satisfied the provisions of
Section  7.2(K)(a);  (iv)  all of Energizer's Subsidiaries which become Material
  ----------------
Domestic  Subsidiaries  and  which  have  satisfied  the  provisions  of Section
                                                                         -------
7.2(K)(b);  and (v) all other Subsidiaries which become Subsidiary Guarantors in
       --
satisfaction  of  the provisions of Section 7.2(K)(c), in each case with respect
                                    -----------------
to  clauses  (i)  through (v) above, other than the SPVs and together with their
    ------------          ---
respective  successors  and  assigns.
"SUBSIDIARY  GUARANTY" means that certain Guaranty dated as of the Closing Date,
 --------------------
executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, the Swing Line Bank and the Issuing Banks, as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time. "SUPPLEMENT" shall have the meaning set forth in Section 7.2(K).
 ----------                                              ---------------
"SUPPLEMENTAL  FINANCIAL  STATEMENT"  is  defined  in  Section  6.7(A)  hereof.
 ----------------------------------                    ---------------
"SWING  LINE  BANK"  means  Bank  One  pursuant  to  the  terms  hereof.
 -----------------
"SWING  LINE  COMMITMENT"  means  the  commitment of the Swing Line Bank, in its
 -----------------------
discretion,  to  make  Swing  Line  Loans  up  to  a maximum principal amount of
$10,000,000  at  any  one  time  outstanding.
"SWING  LINE LOAN" means a Loan made available to the Borrower by the Swing Line
 ----------------
Bank  pursuant  to  Section  2.2  hereof.
                    ------------
"TAX  RULING"  is  defined  in  the  definition  of  "Spin-Off"  above.
 -----------
"TAXES"  means  any  and  all  present or future taxes, duties, levies, imposts,
 -----
deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.
"TERMINATION  DATE"  means  the  earliest  of (a) the Revolving Loan Termination
 -----------------
Date,  (b)  the  date  of  termination  in whole of the Aggregate Revolving Loan
Commitment pursuant to Section 2.5 hereof or the Revolving Loan Commitments pursuant to Section 9.1 hereof and (c) if the Spin-Off and Debt Assumption have
             -----------
not  occurred  prior  thereto,  April  4,  2000.
"TERMINATION  EVENT"  means  (i)  a Reportable Event with respect to any Benefit
 ------------------
Plan; (ii) the withdrawal of Energizer or any member of the Controlled Group from a Benefit Plan during a plan year in which Energizer or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA with respect to such plan; (iii) the imposition of an obligation under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any foreign governmental authority of proceedings to terminate or appoint a trustee to administer a Benefit Plan or Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of Energizer or any member of the Controlled Group from a Multiemployer Plan.
"364-DAY  CREDIT  AGREEMENT" means that certain 364-Day Credit Agreement of even
 --------------------------
date herewith among the Borrower, the institutions from time to time parties thereto as lenders and Bank One, NA, as Administrative Agent, Bank of America, N.A., as Syndication Agent and Wachovia Bank, N.A., as Documentation Agent, as the same may be amended, restated, supplemented or otherwise modified and as in effect from time to time.
"TRANSACTION  DOCUMENTS" means the Loan Documents and the documents executed and
 ----------------------
delivered by Ralston, Energizer or any of their respective Subsidiaries in connection with the Spin-Off, the Bridge Facilities, the Receivables Purchase Facility or the Senior Notes, including, without limitation, the Form 10, the Debt Assumption Agreement, the Receivables Purchase Documents, the Senior Notes, the Note Purchase Agreement and any documents evidencing the Bridge Facilities. "TRANSACTIONS" means the Spin-Off Transactions, the Financing Facilities
 ------------
(including,  without  limitation,  this Agreement and the financing transactions
 ---------
evidenced  by  the  Loan  Documents)  and  the  Debt  Assumption.
"TRANSFEREE"  is  defined  in  Section  13.5  hereof.
 ----------                    -------------
"TYPE"  means, with respect to any Loan, its nature as a Floating Rate Loan or a
 ----
Eurodollar  Rate  Loan.
"UNMATURED  DEFAULT"  means  an  event  which,  but for the lapse of time or the
 ------------------
giving  of  notice,  or  both,  would  constitute  a  Default.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.
1.2     References.  Any  references  to  Subsidiaries  of  Ralston or Energizer
        ----------
shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except  as  may  otherwise  be  permitted  hereunder.
ARTICLE  II:     THE  REVOLVING  LOAN  FACILITY
------------     ------------------------------
2.1     Revolving  Loans.  (a) Upon the satisfaction of the conditions precedent
        ----------------
set forth in Sections 5.1 and 5.2, as applicable, from and including the Initial
             ------------     ---
     Funding Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); provided, however, at no time shall the Revolving Credit
                      --------   -------
Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving
Loans at any time prior to the Termination Date. The Revolving Loans made on the Initial Funding Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided  in  Section  2.9  and  subject to the other conditions and limitations
              ------------
therein  set  forth  and  set  forth  in  this  Article  II and set forth in the
                                                -----------
definition  of Interest Period; provided, however, that if the Borrower delivers
                                --------  -------
a Borrowing/Election Notice, signed by it, together with appropriate documentation in form and substance satisfactory to the Administrative Agent indemnifying the Lenders for the amounts described in Section 4.4 on or before
                                                        -----------
the third (3rd) Business Day prior to the Initial Funding Date, the Revolving Loans made on the Initial Funding Date may be Eurodollar Rate Loans. Revolving Loans made after the third (3rd) Business Day after the Initial Funding Date shall be, at the option of the Borrower, selected in accordance with Section
                                                                         -------
2.9, either Floating Rate Loans or Eurodollar Rate Loans. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.1 shall consist of Revolving
                                          -----------
Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.
     (b)  Borrowing/Election  Notice.  The  Borrower  shall  deliver  to  the
          --------------------------
Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7. The Administrative Agent shall promptly notify
                    -----------
each  Lender  of  such  request.
(c)  Making  of  Revolving  Loans.  Promptly  after  receipt  of  the
     ----------------------------
Borrowing/Election  Notice  under Section 2.7 in respect of Revolving Loans, the
     ------------                 -----------
Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section
                                                                         -------
2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent's office in
Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.
2.2     Swing  Line  Loans.  (A)  Amount  of  Swing  Line  Loans.  Upon  the
        ------------------        ------------------------------
satisfaction  of  the  conditions precedent set forth in Section 5.1 and 5.2, as
                                                         -----------     ---
applicable, from and including the Initial Funding Date and prior to the Termination Date, the Swing Line Bank may, in its discretion, on the terms and conditions set forth in this Agreement, make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING
     LINE  LOANS");  provided,  however,  at  no time shall the Revolving Credit
                     --------   -------
Obligations  exceed  the  Aggregate  Revolving  Loan  Commitment;  and provided,
                                                                       --------
further, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, exceed the Swing Line Bank's Revolving
                             -----------
Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.
(B)     Borrowing/Election  Notice  for  Swing  Line  Loans.  The Borrower shall
        ---------------------------------------------------
deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000 and increments of $100,000 in excess thereof. The Swing Line Loans shall at all times be Floating Rate Loans or shall bear interest at such other rate as shall be agreed to between the Borrower and the Swing Line Bank at the time of the making  of  such  Swing  Line  Loans.
(C)     Making  of  Swing  Line  Loans.  Promptly  after  receipt  of  the
        ------------------------------
Borrowing/Election  Notice  under Section 2.2(B) in respect of Swing Line Loans,
                                  --------------
the Swing Line Bank may, in its sole discretion make available its Swing Line Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will
                                     -----------
promptly make the funds so received from the Swing Line Bank available to the Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.
(D)     Repayment  of  Swing  Line Loans.  Each Swing Line Loan shall be paid in
        --------------------------------
full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $1,000,000 and increments of $100,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, in the event the Borrower shall not have otherwise repaid such Loan, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. The making of such Revolving Loans by the Lenders shall discharge the Borrower's obligation under the first sentence of this Section 2.2(D) and such failure to pay shall not constitute a Default by
        --------------
the  Borrower.  Promptly  following  receipt  of notice pursuant to this Section
                                                                         -------
2.2(D)  from  the  Administrative  Agent,  each  Lender shall make available its
------
required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article
                                                                         -------
XIV.  Revolving  Loans  made  pursuant to this Section 2.2(D) shall initially be
---                                            --------------
Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.9 and
                                                                 -----------
subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank,
          -----------
prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2, as applicable, had not then been satisfied,
               ------------     ---
such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(D)
                                                                  --------------
to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), the Administrative Agent shall be entitled
                      --------------
to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section
                                                                         -------
2.2(D),  such Lender shall be deemed, at the option of the Administrative Agent,
------
to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding  principal  balance  of  the  Swing  Line  Loans.
2.3     Rate Options for all Advances; Maximum Interest Periods.  The Swing Line
        -------------------------------------------------------
     Loans shall be Floating Rate Loans at all times or shall bear interest at such other rate as may be agreed to between the Borrower and the Swing Line Bank at the time of the making of any such Swing Line Loan. The Revolving Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.10. The Borrower may
                                                 ------------
select,  in  accordance  with  Section  2.9,  rate  options and Interest Periods
                               ------------
applicable  to  the  Revolving  Loans; provided that there shall be no more than
                                       --------
eight  (8)  Interest  Periods  in effect with respect to all of the Loans at any time.
2.4     Optional  Payments.  The  Borrower may from time to time and at any time
        ------------------
upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided, that the
                                                 -----------  --------
Borrower  may  not  so  prepay  Eurodollar  Rate  Advances  unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment and provided, further, that optional
                                                --------  -------
prepayments  of  Eurodollar  Rate Advances made pursuant to Section 2.1 shall be
                                                            -----------
for  the  entire  amount  of  the  outstanding  Eurodollar  Rate  Advance.
2.5     Reduction  of  Revolving Loan Commitments.  The Borrower may permanently
        -----------------------------------------
reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the
                                   --------   -------
Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder or any reduction of the Aggregate Revolving Loan Commitment on the amount so reduced.
2.6     Method  of  Borrowing.  Not  later than 2:00 p.m. (Chicago time) on each
        ---------------------
Borrowing  Date,  each  Lender  shall  make  available  its  Revolving  Loan, in immediately available funds, to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will promptly make
                       -----------
the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.
2.7     Method  of  Selecting  Types  and  Interest  Periods  for Advances.  The
        ------------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/ELECTION NOTICE") not
                            ---------
later than 11:00 a.m. (Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance and (b) three (3) Business Days before the Borrowing Date for each Eurodollar Rate Advance specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto; provided,
                                                                       --------
however,  that  with  respect to the borrowing on the Initial Funding Date, such
-------
notice  shall  be  delivered  in accordance with the terms of Section 2.1(a) and
                                                              --------------
shall be accompanied by the documentation specified in such Section. The Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Floating Rate Advances, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Alternate Base Rate, changing when and as such Alternate Base Rate changes. Changes in the rate of interest on that portion of the Loans maintained as Floating Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance, changing when and as the Applicable Margin changes. Changes in the rate of interest on that portion of the Loans maintained as Eurodollar Rate Advances will take effect simultaneously with each change in the Applicable Margin.
2.8     Minimum  Amount of Each Advance.  Each Advance (other than an Advance to
        -------------------------------
repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the
   -----   -------
unused  Aggregate  Revolving  Loan  Commitment.
2.9     Method  of  Selecting  Types  and  Interest  Periods  for Conversion and
        ------------------------------------------------------------------------
Continuation  of  Advances.
      --------------------
(A)     Right  to Convert.  The Borrower may elect from time to time, subject to
        -----------------
the  provisions  of Section 2.3 and this Section 2.9, to convert all or any part
                    -----------          -----------
of  a  Loan of any Type into any other Type or Types of Loans; provided that any
                                                               --------
conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.
(B)     Automatic  Conversion  and  Continuation.  Floating  Rate  Loans  shall
        ----------------------------------------
continue as Floating Rate Loans unless and until such Floating Rate Loans are repaid or converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have repaid such Loans or given the Administrative Agent a Borrowing/Election Notice in accordance with Section 2.9(D) requesting that, at the end of such Interest
                  ---------------
Period,  such  Eurodollar  Rate  Loans  continue  as  a  Eurodollar  Rate  Loan.
(C)     No  Conversion  Post-Default.  Notwithstanding  anything to the contrary
        ----------------------------
contained  in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or
              --------------    --------------
continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default has occurred and is continuing.
(D)     Borrowing/Election  Notice.  The  Borrower shall give the Administrative
        --------------------------
Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (i) the requested date (which shall be a Business Day) of such conversion or continuation; (ii) the amount and Type of the Loan to be converted or continued; and (iii) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued, and the duration of the Interest Period applicable thereto.
2.10     Default  Rate.  After  the  occurrence  and during the continuance of a
         -------------
Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower declare that, (a) the interest rate(s) applicable to the Obligations (other than Eurodollar Rate Advances) shall be equal to the Alternate Base Rate, changing as and when the Alternate Base Rate changes, or, for Eurodollar Rate Advances, the then highest Eurodollar Rate (utilizing the highest Applicable Margin in effect from time to time), in each case, plus two
                                                                        ----
percent (2.00%) per annum for all Loans and other Obligations, (b) the fees payable under Section 3.8 with respect to Letters of Credit shall be calculated
               -----------
using  the  highest  Applicable  L/C Fee Percentage plus two percent (2.00%) per
                                                    ----
annum and (c) the Facility Fees shall be calculated using the highest Applicable
     Facility Fee Percentage; provided, that after the occurrence and during the
                              --------
continuance  of  a  Default under Sections 8.1(F), (G) or (I), the interest rate
                                  ---------------- ---    ---
described  in clause (a) above, the Letter of Credit Fee described in clause (b)
              ----------                                              ----------
above  and  the  Facility  Fee described in clause (c) above shall be applicable
                                            ----------
without any election or action on the part of the Administrative Agent or any other Lender.
2.11     Method  of  Payment.  All  payments  of  principal,  interest,  fees,
         -------------------
commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV,
                                                                    -----------
or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a
                       -----------
notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and
                                 ------------
shall apply equally, to each Issuing Bank, in the case of payments required to be made by the Borrower to such Issuing Bank pursuant to Article III.
                                                                    -----------
2.12     Evidence  of  Debt.
         ------------------
     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the
                            -------------
Borrower to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)  The  Register  maintained  by  the Administrative Agent pursuant to Section
                                                                         -------
13.3(C)  shall  include  a  control  account,  and a subsidiary account for each
-------
Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section
                                                                         -------
13.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.
(c) The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections (a) or (b) of this Section shall be
                          ----------------      ---
conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent
             --------
to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d) Any Lender may request that the Revolving Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent in its reasonable discretion and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.3) be represented by one or
                                          ------------
more promissory notes in such form payable to the order of the payee named therein.
2.13     Telephonic  Notices.  The  Borrower  authorizes  the  Lenders  and  the
         -------------------
Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative
Agent  or  any  Lender, of each telephonic notice.   If the written confirmation
differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders with respect to such telephonic notice shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic Borrowing/Election Notices, such recordings will be made available to the Borrower upon the Borrower's request therefor.
2.14     Promise  to  Pay;  Interest  and Facility Fees; Interest Payment Dates;
         -----------------------------------------------------------------------
Interest  and  Fee  Basis;  Loan  and  Control  Accounts.
--------------------------------------------------------
(A)     Promise  to  Pay.  The Borrower unconditionally promises to pay when due
        ----------------
the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this
     Agreement  and  the  other  Loan  Documents.
(B)     Interest  Payment  Dates.  Interest  accrued  on each Floating Rate Loan
        ------------------------
shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).
(C)     Facility  Fees and Administrative Agent's Fees.  (i)  The Borrower shall
        ----------------------------------------------
pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the Termination Date, a facility fee (the "FACILITY FEE") accruing at the per annum rate of the then Applicable Facility Fee Percentage, on the Aggregate Revolving Loan Commitment (whether used or unused). All such Facility Fees payable under this clause (C) shall be payable quarterly in arrears on each Payment Date
      -----------
occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on June 30, 2000), and on the Termination Date.
     (ii) Ralston shall pay or shall cause Energizer to pay to the Administrative Agent for the sole account of the Administrative Agent and the Arranger (unless otherwise agreed between the Administrative Agent and the Arranger and any Lender) the fees set forth in the letter agreement among the Administrative Agent, the Arranger, Ralston and Energizer dated February 16, 2000, payable at the times and in the amounts set forth therein.
(D)     Interest  and  Fee  Basis;  Applicable  Margin,  Applicable Facility Fee
        ------------------------------------------------------------------------
Percentage  and  Applicable  L/C  Fee  Percentage.
     --------------------------------------------
     (i) Interest accrued on Eurodollar Rate Advances, fees payable with respect to Letters of Credit, Facility Fees, and Floating Rate Advances and Swing Line Loans where the basis for calculation is the Federal Funds Effective Rate shall be calculated for actual days elapsed on the basis of a year of 360 days, and interest accrued on Floating Rate Advances and Swing Line Loans where the basis for calculation is the Prime Rate shall be calculated for actual days elapsed on the basis of a year of 365, or when appropriate 366, days. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.
(ii) The Applicable Margin, Applicable Facility Fee Percentage and Applicable L/C Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.14(D)(ii):
                     --------------------





                                        APPLICABLE  FEES
                                        ----------------
LEVERAGE RATIO                                         APPLICABLE
                                 APPLICABLE L/C FEE    FACILITY FEE
                APPLICABLE MARGIN   PERCENTAGE         PERCENTAGE
                ------------------  -----------        -----------
LEVEL I
<1.0 to 1.0                 0.375%       0.375%       0.125%
--------------  ------------------  -----------  -----------
LEVEL II
1.0 to 1.0 and
<1.5 to 1.0                  0.50%        0.50%       0.125%
                ------------------  -----------  -----------
LEVEL III
1.5 to 1.0 and
<2.0 to 1.0                  0.60%        0.60%        0.15%
                ------------------  -----------  -----------
LEVEL IV
2.0 to 1.0 and
<2.5 to 1.0                 0.825%       0.825%       0.175%
                ------------------  -----------  -----------
LEVEL V
2.5 to 1.0                   1.05%        1.05%        0.20%
--------------  ------------------  -----------  -----------



For purposes of this Section 2.14(D)(ii), the Leverage Ratio shall be calculated
                     -------------------
as  provided  in  Section  7.4(A).  Upon  receipt  of  the  financial statements
                  ---------------
delivered  pursuant to Section 7.1(A)(i) and (ii), as applicable, the Applicable
                       -----------------     ----
Margin, Applicable Facility Fee Percentage and Applicable L/C Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii); provided, that if the Borrower shall not have
              -------------------  --------
timely  delivered  its financial statements in accordance with Section 7.1(A)(i)
                                                               -----------------
or  (ii),  as  applicable, then commencing on the date upon which such financial
    ----
statements should have been delivered and continuing until five (5) Business Days following the date such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Margin, Applicable Facility Fee Percentage and Applicable L/C Fee Percentage that the Leverage
Ratio  was  greater  than  2.5  to  1.0 and Level V pricing shall be applicable.
     (iii) Notwithstanding anything herein to the contrary, from the Closing Date to but not including the fifth Business Day following receipt of the Borrower's financial statements delivered pursuant to Section 7.1(A)(i) for the
                                                       -----------------
fiscal quarter ending June 30, 2000, the Applicable Margin, Applicable Facility Fee Percentage and Applicable L/C Fee Percentage shall be set at the greater of
(a) Level III and (b) the Level determined in accordance with clause (ii) above.
2.15     Notification  of  Advances,  Interest  Rates, Prepayments and Aggregate
         -----------------------------------------------------------------------
Revolving  Loan  Commitment  Reductions.  Promptly  after  receipt  thereof, the
   ------------------------------------
Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Election Notice repayment notice and issuance of Letter of Credit notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.16     Lending  Installations.  Each  Lender  may book its Loans or Letters of
         ----------------------
Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Subject to the provisions of Section 4.6,
                                                                    -----------
each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.
2.17     Non-Receipt  of Funds by the Administrative Agent.  Unless the Borrower
         -------------------------------------------------
or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.18     Termination  Date.  This  Agreement  shall  be  effective  until  the
         -----------------
Termination Date. Notwithstanding the termination of this Agreement, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash (to the full extent that such Obligations are payable in cash), all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.
2.19     Replacement  of  Certain  Lenders.  In  the  event  a Lender ("AFFECTED
         ---------------------------------
LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans or Reimbursement Obligations, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 4.1, 4.2 or 4.5 to
                                                     ------------  ---    ---
recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend
                      ------------
Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the
                                       ------------
Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the
Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3 which the Borrower or the Administrative Agent, as
                -------------
the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan
Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section
                                                                         -------
13.3.  The  Administrative Agent agrees, upon the occurrence of such events with
----
respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such Assignment Agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 4.1, 4.2 and 4.5 with respect to such Affected Lender and compensation
    ---------  ---     ---
payable  under  Section  2.14(C) in the event of any replacement of any Affected
                ----------------
Lender  under  clause  (ii)  or clause (iii) of this Section 2.19; provided that
               ------------     ------------         ------------  --------
upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
                                                                        --------
4.1,  4.2,  4.4,  4.5  and  10.7, as well as to any fees accrued for its account
      ---   ---   ---       ----
hereunder  and  not  yet  paid, and shall continue to be obligated under Section
                                                                         -------
11.8  with  respect  to  losses,  obligations,  liabilities, damages, penalties,
----
actions,  judgments, costs, expenses or disbursements for matters which occurred
   -
prior to the date the Affected Lender is replaced. Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2
                                     ------------                    -----------
shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.
ARTICLE  III:     THE  LETTER  OF  CREDIT  FACILITY
-------------     ---------------------------------
3.1     Obligation  to  Issue  Letters  of  Credit.  Subject  to  the  terms and
        ------------------------------------------
conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of the Borrower through such Issuing Bank's branches as it and the Borrower may jointly agree, one or more standby Letters of Credit denominated in Dollars in accordance with this Article III,
                                                                    -----------
from time to time during the period, commencing on the Initial Funding Date and ending on the fifth Business Day prior to the Revolving Loan Termination Date.
3.2     [Reserved].
        ----------
3.3     Types  and Amounts.  No Issuing Bank shall have any obligation to and no
        ------------------
Issuing  Bank  shall:
(i) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $10,000,000; or
(ii) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (a) one (1) year after the date of issuance thereof or (b) five (5) Business Days immediately preceding the Revolving Loan Termination Date; provided that any Letter of Credit with a
                                     --------
one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
                                                                          ------
(b)  above).
---
3.4     Conditions.  In  addition  to  being  subject to the satisfaction of the
        ----------
conditions contained in Sections 5.1 and 5.2, the obligation of any Issuing Bank
                        ------------     ---
to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:
(i) the Borrower shall have delivered to such Issuing Bank (with copies delivered simultaneously to the Administrative Agent) at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto, duly
                                                          ---------
executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and
(ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.
3.5     Procedure  for Issuance of Letters of Credit.  (a)  Subject to the terms
        --------------------------------------------
and  conditions  of this Article III and provided that the applicable conditions
                         -----------
set  forth  in  Sections  5.1 and 5.2 hereof have been satisfied, the applicable
                -------------     ---
Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied
                                          -----------
unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.
     (b) Immediately upon such issuance, the applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided,
                                                                       --------
however,  that  the  failure  to  provide  such  notice  shall not result in any
-------
liability  on  the  part  of  such  Issuing  Bank.
(c) The applicable Issuing Bank shall not extend (including as a result of any evergreen provision) or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested
      ------------
and  issued.
3.6     Letter  of  Credit Participation.  Immediately upon the issuance of each
        --------------------------------
Letter of Credit hereunder, each Lender with a Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from each Issuing Bank an undivided interest and participation in and to each
Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the applicable Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such
Letter of Credit multiplied by such Lender's Pro Rata Share. If the Borrower fails at any time to repay a Reimbursement Obligation pursuant to Section 3.7,
                                                                    -----------
promptly following receipt of notice from the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of any unreimbursed payment of an L/C Draft or other draw under a Letter of Credit. The obligation of each Lender to reimburse the applicable Issuing Bank under this Section 3.6 shall be unconditional, continuing, irrevocable and absolute.
      ------------
In  the  event that any Lender fails to make payment to the Administrative Agent of  any  amount  due  under  this Section 3.6, the Administrative Agent shall be
                                  -----------
entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence
                   --------   -------
shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this Section 3.6.
                                                     ------------
3.7     Reimbursement  Obligation.  The  Borrower  agrees  unconditionally,
        -------------------------
irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Borrower no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, the date specified in the demand of the applicable Issuing Bank. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, such failure shall not
                                             -----------
constitute a Default if the Revolving Credit Obligations do not, and after making Revolving Loans in repayment of such Reimbursement Obligation would not, exceed the Aggregate Revolving Loan Commitments and the conditions set forth in Sections 5.2(i) and (ii) have been satisfied, and the Borrower shall be deemed
----------------      ----
to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.
3.8     Letter  of  Credit  Fees.  The  Borrower  agrees  to  pay:
        ------------------------
(i) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit
                                                 -----------
fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all standby Letters of Credit;
(ii) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee in an amount or at a rate per annum to be negotiated by the Borrower and the applicable Issuing Bank at the time of issuance of each standby Letter of Credit on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank; and
(iii) to the applicable Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Issuing Bank with respect to standby Letters of Credit, payable at the time of invoice of such amounts.
3.9     Issuing  Bank  Reporting  Requirements.  Upon the request of any Lender,
         -------------------------------------
each Issuing Bank shall furnish to such Lender copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which such Issuing Bank is party.
3.10     Indemnification;  Exoneration.  (A)  In  addition to amounts payable as
         -----------------------------
elsewhere  provided  in this Article III, the Borrower hereby agrees to protect,
                             -----------
indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of such Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental
                                                -------    --------
Authority  (all  such  acts  or  omissions  herein  called "GOVERNMENTAL ACTS").
(B) As among the Borrower, the Lenders, the Administrative Agent and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of  the  Letter  of  Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section
                                                                         -------
3.10.
----
(C)     In  furtherance  and  extension  and  not  in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put such Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.
(D) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section  3.10  shall  survive  the  payment  in  full  of principal and interest
-------------
hereunder, the termination of the Letters of Credit and the termination of this Agreement.
3.11     Cash Collateral.  Notwithstanding anything to the contrary herein or in
         ---------------
any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, but without duplication of amounts deposited pursuant to the foregoing sentence, if the Revolving Credit Availability is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Administrative Agent in an amount equal to the amount by which such L/C
Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this
Section  3.11  which  are  not  to be applied to reimburse the Issuing Banks for
  -----------
amounts actually paid or to be paid by the Issuing Banks in respect of a Letter of Credit or L/C Draft, shall be returned promptly to the Borrower (after deduction of the Administrative Agent's reasonable out-of-pocket expenses incurred in connection with such cash collateral account) as the Letters of Credit expire.
ARTICLE  IV:     YIELD  PROTECTION;  TAXES
------------     -------------------------
4.1     Yield  Protection.  If,  on  or  after  the  date of this Agreement, the
        -----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
(i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to
Excluded  Taxes)  to  any  Lender  in  respect of its Loans or L/C Interests, or
(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Advances), or
(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or L/C Interests or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans or L/C Interests, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans, L/C Interests or Revolving Loan Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans, L/C Interests or Revolving Loan Commitment, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
     Notwithstanding the foregoing provisions of this Section 4.1, if any Lender
                                                      -----------
fails to notify the Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 4.1 within ninety (90) days
                                             -----------
after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Borrower for any amount arising prior to the date which is ninety (90) days before the date on which such Lender notifies the Borrower of such event or circumstance.
4.2     Changes  in  Capital  Adequacy  Regulations.  If a Lender determines the
        -------------------------------------------
amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, L/C Interests or its Revolving Loan Commitment hereunder (after taking into account such Lender's customary policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
4.3     Availability  of  Types  of  Advances.  If  any  Lender  determines that
        -------------------------------------
maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (ii) the interest rate applicable to Eurodollar Rate Advances does not accurately reflect the cost of making or maintaining Eurodollar Rate Advances, then the Administrative Agent shall suspend the availability of Eurodollar Rate Advances and require any affected Eurodollar Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 4.4.
                                                 ------------
4.4     Funding  Indemnification.  If  any  payment of a Eurodollar Rate Advance
        ------------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom (excluding loss of margin), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Advance.
4.5     Taxes.  (i)  All  payments  by the Borrower to or for the account of any
        -----
Lender or the Administrative Agent hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Issuing Bank or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender, such Issuing Bank
                                     -----------
or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made. Such Lender, such Issuing Bank or the Administrative Agent, as the case may be, shall promptly reimburse the Borrower for such payments to the extent such Lender, such Issuing Bank or the Administrative Agent receives actual knowledge that it has received any tax credit or other benefit in connection with such tax payments and that such tax credit or benefit is clearly attributable to this Agreement.
     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any promissory note issued hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any promissory note issued hereunder ("OTHER TAXES").
(iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation,  any  Taxes  or  Other  Taxes  imposed on amounts payable under this
Section  4.5)  paid by the Administrative Agent or such Lender and any liability
------------
(including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty
(30) days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 4.6.
                        ------------
(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such
Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided
      ------------
that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request (without cost to the Borrower) to assist such Non-U.S. Lender to recover such Taxes.
(vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any promissory note issued hereunder pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
(vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason other than as a result of the gross negligence or willful misconduct of the Administrative Agent), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 4.5(vii) shall
                                                          ----------------
survive the payment of the Obligations, the termination of the Letters of Credit and termination of this Agreement.
4.6     Lender  Statements;  Survival  of  Indemnity.  To  the extent reasonably
        --------------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of
                     ------------  ---     ---
Eurodollar  Rate Advances under Section 4.3, so long as such designation is not,
                                -----------
in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each
     Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under
Section  4.1,  4.2,  4.4  or  4.5.  Such  written  statement  shall set forth in
------------   ---   ---      ---
reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not, and without regard to loss of margin. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 shall survive payment of
                         ------------  ---  ---     ---
the Obligations, termination of the Letters of Credit and termination of this Agreement.
ARTICLE  V:     CONDITIONS  PRECEDENT
-----------     ---------------------
5.1     Initial  Advances  and  Letters  of  Credit.  The  Lenders  shall not be
        -------------------------------------------
required to make the initial Loans or issue any Letters of Credit unless the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the
     Administrative  Agent  and  the  Lenders:
     (1) Copies of the Certificate of Incorporation of Ralston, Energizer and each of the Subsidiary Guarantors (other than Energizer) (collectively, the "LOAN PARTIES"), together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;
(2) Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents entered into by it;
(3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the Loan Parties authorized to sign the Loan Documents and the officers of Ralston and (from and after the consummation of the Debt Assumption) Energizer authorized to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; provided, that any officer who will neither be a signatory to this Agreement nor an individual requesting borrowings hereunder, shall be permitted to deliver a facsimile of such officer's signature in satisfaction of this Section 5.1(3);
                            ---------------
(4) Certificates, in form and substance satisfactory to the Administrative Agent, (a) signed by the Chief Financial Officer of Ralston, stating that on the Initial Funding Date all the representations in this Agreement made by Ralston are true and correct and no Default or Unmatured Default has occurred and is continuing and (b) signed by the Executive Vice President-Finance and Control of Energizer, stating that on the Initial Funding Date, all of the representations in this Agreement to be made by Energizer on the Spin-Off Date would be true and correct if such representations were made by Energizer on the Initial Funding Date;
(5) The written opinion of the Loan Parties' counsel, addressed to the Administrative Agent and the Lenders, in substantially the form attached hereto as Exhibit E and containing assumptions and qualifications acceptable to the
    ----------
Administrative  Agent  and  the  Lenders;
(6) A certificate in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or Treasurer of Energizer, stating that, after taking into consideration all information available at such time, such officer neither knows nor should know of any information that would prevent the Net Worth Condition from being satisfied as of the Spin-Off Date, after giving effect to the Spin-Off Transactions and after all post-closing adjustments have been made;
(7) Evidence satisfactory to the Administrative Agent that, except as set forth on Schedule 6.21 of this Agreement, (i) all conditions precedent to the consummation of the Spin-Off have been satisfied in all material respects, (ii) the Spin-Off Transactions have been approved by all necessary corporate action of Ralston's and Energizer's Board of Directors and, if required, shareholders, and the terms of the Spin-Off Transactions have not been amended, waived or modified in any material respect from those set forth in the Form 10 without the approval of the Administrative Agent (such approval not to be unreasonably withheld); (iii) the Tax Ruling and all necessary regulatory approvals have been obtained for the consummation of the Spin-Off Transactions; and (iv) the aggregate amount of all loans and committed Financing Facilities (including this Agreement and the 364-Day Credit Agreement) available to Energizer upon consummation of the Spin-Off Transactions equals or exceeds $650,000,000, and all such commitments are identified on Schedule 6.21(iv) attached hereto;
(8) Evidence satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the making of the Loans, the consummation of the Spin-Off Transactions, the consummation of the Debt Assumption and the other transactions contemplated by the Transaction Documents or any litigation seeking such an injunction or restraining order;
(9) Written money transfer instructions reasonably requested by the Administrative Agent, addressed to the Administrative Agent and signed by an Authorized Officer;
(10) Opinions of value, solvency and other appropriate factual information and advice in form and substance reasonably satisfactory to it and from the chief financial officer of Energizer supporting the conclusions that after giving effect to the Spin-Off Transactions and the Debt Assumption, Energizer and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the indebtedness contemplated under the Transaction Documents, will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small working capital for general corporate purposes;
(11) Evidence satisfactory to the Administrative Agent that Ralston had paid or has caused Energizer to pay to the Administrative Agent and the Arranger the fees agreed to in the fee letter dated February 16, 2000, among the Administrative Agent, the Arranger, Ralston and Energizer; and
(12) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, the Subsidiary Guaranty, opinions of counsel, an officer's no-default certificate and each other document reflected on the List of Closing Documents attached as Exhibit F to this Agreement.
 ---------
5.2     Each Advance and Letter of Credit.  The Lenders shall not be required to
        ---------------------------------
make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued, both before and after taking into account the proposed borrowing or Letter of Credit:
(i)     There  exists  no  Default  or  Unmatured  Default;
(ii)     The representations and warranties contained in Article VI are true and
                                                         ----------
correct in all material respects as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by or not in violation of this Agreement; and
(iii) The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment.
     Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. Any Lender may
               ----------------       ----
require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially
---------
the  form  of  Exhibit  H  hereto  as  a  condition  to  making  an  Advance.
               ----------
ARTICLE  VI:     REPRESENTATIONS  AND  WARRANTIES
------------     --------------------------------
     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to Ralston and, after the consummation of the Debt Assumption, Energizer, and to issue the Letters of Credit described herein, (a) Ralston represents and warrants as follows in Section 6.1, 6.2, 6.3, 6.14, 6.18 and 6.21 to each Lender
                       -----------  ---  ---  ----  ----      ---
and  the  Administrative  Agent as of the Closing Date, the Initial Funding Date
and the Spin-Off Date, giving effect to the consummation of the transactions contemplated by the Transaction Documents as of each such date, (b) Energizer represents and warrants as follows in Sections 6.4 through 6.23 and Section 6.25
                                      ------------         ----     ------------
to each Lender and the Administrative Agent as of the Spin-Off Date (immediately following the consummation of the Debt Assumption), giving effect to the consummation of the transactions contemplated by the Transaction Documents as of such date, and thereafter on each date as required by Section 5.2 (other than
                                                         -----------
with  respect  to  Section  6.8  which shall only be made by Energizer as of the
                   ------------
Spin-Off  Date)  and (c) Energizer represents and warrants as follows in Section
                                                                         -------
6.24 to each Lender and the Administrative Agent as a condition to the Debt Assumption, on each Adjustment Date and on the Opening Balance Sheet Delivery Date (in each case, as of the Spin-Off Date, taking into account the post-closing  adjustments  made  as  of  such  date):
6.1     Organization;  Corporate  Powers  of  Ralston.  Each  of  Ralston  and
        ---------------------------------------------
Energizer (i) is a corporation, limited liability company, partnership or other commercial entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.
6.2     Authority  of  Ralston.
        ----------------------
(A) Ralston has the requisite power and authority to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Transactions or which have been executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Transaction Documents which must be filed by it in connection with the Transactions or which have been filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.
(B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by Ralston in connection with the Transactions or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise and to which Ralston is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors of Ralston and Energizer and, if necessary, the shareholders of Ralston, and such approvals have not been rescinded. No other action or proceedings on the part of Ralston or Energizer are necessary to consummate such transactions.
(C) Each of the Transaction Documents to which Ralston is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law)), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to Section 5.1 without the prior written consent
                                   -----------
of  the Required Lenders (or all of the Lenders if required by Section 9.3), and
                                                               -----------
Ralston has performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by Ralston on or before the Initial Funding Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.
6.3     No Conflict; Governmental Consents for Ralston.  The execution, delivery
        ----------------------------------------------
and performance of each of the Loan Documents and other Transaction Documents to which Ralston is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of Ralston or Energizer,
(ii) with respect to the Transaction Documents other than the Loan Documents, constitute a tortious interference with any Contractual Obligation of Ralston or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of Ralston, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of Ralston or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of Ralston, or require termination of any Contractual Obligation, except such interference, breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of Ralston, other than Liens permitted or created by the Loan Documents, or (v) require any approval of Ralston's or Energizer's Board of Directors or shareholders, as applicable, except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance
         ------------
of each of the Transaction Documents to which Ralston is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
6.4     Organization;  Corporate Powers of Energizer.  Energizer and each of its
        --------------------------------------------
Subsidiaries (i) is a corporation, limited liability company, partnership or other commercial entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.
6.5     Authority  of  Energizer.
        ------------------------
(A)     Energizer  and  each  of  its  Subsidiaries  has the requisite power and authority to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Transactions or which have been executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Transaction Documents which must be filed by it in connection with the Transactions or which have been filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.
(B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by Energizer or any of its Subsidiaries in connection with the Transactions or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise and to which Energizer or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of Energizer and its Subsidiaries, and such approvals have not been rescinded. No other action or proceedings on the part of Energizer or its Subsidiaries are necessary to consummate such transactions.
(C) Each of the Transaction Documents to which Energizer or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law)), is in full force and effect (other than as a result of expiration in accordance with its terms) and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to Section
                                                                         -------
5.1 without the prior written consent of the Required Lenders (or all of the Lenders if required by Section 9.3), and Energizer and its Subsidiaries have,
                          -----------
and, to the best of Energizer's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Initial Funding Date or Spin-Off Date, as applicable, and no unmatured default, default or breach of any covenant by any such party exists thereunder.
6.6     No  Conflict;  Governmental  Consents  for  Energizer.  The  execution,
        -----------------------------------------------------
delivery and performance of each of the Loan Documents and other Transaction Documents to which Energizer or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of Energizer or any such Subsidiary, (ii) with respect to the
Transaction Documents other than the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of Energizer or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of Energizer or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of Energizer or any such Subsidiary, other than Liens permitted or created by the Loan Documents, or (v) require any approval of Energizer's or any such Subsidiary's Board of Directors or shareholders except such as have been obtained. Except as set forth on Schedule 6.6 to this
                                                            ------------
Agreement, the execution, delivery and performance of each of the Transaction Documents to which Energizer or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
6.7     Financial  Statements.
        ---------------------
(A)     The  pro  forma  historical  balance  sheet (as updated by the pro forma
             ---  -----                                                --- -----
historical balance sheet prepared with respect to Energizer and its Subsidiaries as of February 29, 2000 (the "SUPPLEMENTAL FINANCIAL STATEMENT")), income statements and statements of cash flow of Energizer and its Subsidiaries contained in the Form 10 and the projections and assumptions contained in the Borrower's Confidential Information Memorandum dated February, 2000 (the "BANK BOOK") under Appendix A thereof, copies of which are attached hereto as Schedule
             ----------                                                 --------
6.7  to  this Agreement, present on a pro forma basis the financial condition of
---                                   --- -----
Energizer  and  such  Subsidiaries  as  of such date, and reflect on a pro forma
                                                                       --- -----
basis those liabilities reflected in the notes thereto and resulting from consummation of the Transactions and the other transactions contemplated by this Agreement, and the payment or accrual of all transaction costs payable on the Initial Funding Date and the Spin-Off Date with respect to any of the foregoing and demonstrate that, after giving effect to such transactions, Energizer and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions contained in the Bank Book were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished and, since the preparation thereof and of the pro forma historical financial statements contained in the Form 10 (as
     ---  -----
updated by the Supplemental Financial Statement) there has occurred no material adverse change in the business, financial condition, operations, or prospects of Energizer or any of its Subsidiaries, or Energizer and its Subsidiaries taken as a whole (it being understood that so long as the representation and warranty contained in Section 6.24 is true and correct at each time Energizer is required
             ------------
to  make  such  representation and warranty pursuant to the introduction to this
Article  VI,  changes from the "Net transactions with RPCO" line item on the pro
  ---------                                                                  ---
forma  statement  of  cash  flow will not constitute a material adverse change).
(B) Complete and accurate copies of the audited financial statements and the audit report related thereto prepared with respect to Energizer and its Subsidiaries as of September 30, 1999 and unaudited financial statements of prepared with respect to Energizer and its Subsidiaries as of December 31, 1999 have been delivered to the Administrative Agent.
(C) Since the financial statements prepared as of December 31, 1999, the historical pro forma financial statements contained in the Form 10 (as updated
            ---  -----
by the Supplemental Financial Statement), and the projections and assumptions included as Appendix A of the Bank Book, Energizer and its Subsidiaries have conducted their respective operations (including, without limitation, any operations and transactions with Ralston, any holder or holders of any of the Equity Interests of Energizer, or with any Affiliate of Energizer which is not its Subsidiary) according to their ordinary and usual course of business and consistent with past practice, as reflected in such financial statements, Form 10 (as updated by the Supplemental Financial Statement) and the Bank Book, as applicable, in all material respects (it being understood that so long as the representation and warranty contained in Section 6.24 is true and correct at
                                             ------------
each time Energizer is required to make such representation and warranty pursuant to the introduction to this Article VI, changes from the "Net
                                           -----------
transactions  with  RPCO" line item on the pro forma statement of cash flow will
                                           --- -----
not  constitute  a  material  deviation  from  past  operations).
6.8     No  Material  Adverse  Change.  Since  each  of  (a)  December  31, 1999
        -----------------------------
(determined by reference to the financial statements prepared with respect to Energizer and its Subsidiaries), (b) the pro forma historical financial
                                               ---  -----
statements set forth in the Form 10 (as updated by the Supplemental Financial Statement), and (c) the projections and assumptions included as Appendix A of the Bank Book, there has occurred no change in the business, properties, condition  (financial  or  otherwise),  performance,  results  of  operations or prospects of Energizer, or Energizer and its Subsidiaries taken as a whole or any other event which has had or would reasonably be expected to have a Material
     Adverse Effect (it being understood that so long as the representation and warranty contained in Section 6.24 is true and correct at each time Energizer is
                      ------------
required to make such representation and warranty pursuant to the introduction to this Article VI, changes from the "Net transactions with RPCO" line item on
          ----------
the  pro forma statement of cash flow will not constitute an event which has had
     --- -----
or  would  reasonably  be  expected  to  have  a  Material  Adverse  Effect).
6.9     Taxes.
        -----
(A)     Tax  Examinations.  All  deficiencies  which  have been asserted against
        -----------------
Energizer or any of Energizer's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in Energizer's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither Energizer nor any of Energizer's Subsidiaries
    ---------------
anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.
(B)     Payment  of  Taxes.  All  tax  returns  and reports of Energizer and its
        ------------------
Subsidiaries  required  to  be  filed  have  been  timely  filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. Energizer has no knowledge of any proposed tax assessment against Energizer or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.
6.10     Litigation;  Loss Contingencies and Violations.  Except as set forth in
         ----------------------------------------------
Schedule  6.10  (the  "DISCLOSED  LITIGATION"),  there  is  no  action,  suit,
--------------
proceeding, arbitration or, to Energizer's knowledge, investigation before or by
----------
any Governmental Authority or private arbitrator pending or, to Energizer's knowledge, threatened against Energizer, any of its Subsidiaries or any property of any of them. Neither any of the Disclosed Litigation nor any action, suit, proceeding, arbitration or investigation which has commenced since the Closing Date (or the most recent update of the Disclosed Litigation) (i) challenges the validity or the enforceability of any material provision of the Transaction Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of Energizer prepared and delivered pursuant to Section 7.1(A) for
                                                              --------------
the fiscal period during which such material loss contingency was incurred. Neither Energizer nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.
6.11     Subsidiaries.  Schedule  6.11  to  this  Agreement  (i)  contains  a
         ------------   --------------
description of the corporate structure of Energizer, its Subsidiaries and any other Person in which Energizer or any of its Subsidiaries holds a material Equity Interest after giving effect to the Spin-Off Transactions; and (ii)
accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of Energizer and the direct and indirect Subsidiaries of Energizer are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of Energizer and each of its Subsidiaries and the owners of such shares (both as of the consummation of the Spin-Off and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of Energizer and each Subsidiary of Energizer in any Person that is not a corporation. After the formation or acquisition of any New Subsidiary permitted under Section 7.3(F),
                                                                 --------------
if requested by the Administrative Agent, Energizer shall provide a supplement to Schedule 6.11 to this Agreement reflecting the addition of such New
    --------------
Subsidiary.  Except  as  disclosed  on  Schedule  6.11,  none  of the issued and
---------                               --------------
outstanding Capital Stock of Energizer or any of Energizer's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of Energizer and each of its Subsidiaries is duly authorized,  validly  issued,  fully  paid  and  nonassessable  and the stock of
Energizer's  Subsidiaries  is  not  Margin  Stock.
6.12     ERISA.  No  Benefit  Plan has incurred any material accumulated funding
         -----
deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither Energizer nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither Energizer nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither Energizer nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and, in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject Energizer or any of is
Subsidiaries to material liability. Neither Energizer nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject Energizer or any of its Subsidiaries to material liability. Neither Energizer nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. Neither Ralston nor any other member of its controlled group (within the meaning of Section 414(b), (c), (m) or (o) of the Code) has taken or failed to take any action, nor has any event occurred, with respect to any "employee benefit plan" (as defined in section 3(3) of ERISA) which action, inaction or event could reasonably be expected to subject Energizer or any of its Subsidiaries to material liability. For purposes of this Section 6.12,
                                                                   ------------
"material" means any amount, noncompliance or other basis for liability which could reasonably be expected to subject Energizer or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.12, in excess of $25,000,000.
             -------------
6.13     Accuracy  of  Information.  The  information,  exhibits  and  reports
         -------------------------
furnished by or on behalf of Energizer and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of Ralston, Energizer and their respective Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative
Agent  and  the  Lenders  pursuant  to  the  terms  thereof,  including, without limitation the Bank Book and the Form 10 (as updated by the Supplemental Financial Statement), taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
6.14     Securities  Activities.  Neither  Ralston,  Energizer  nor  any  of its
         ----------------------
Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
6.15     Material  Agreements.  Neither  Energizer nor any Subsidiary is a party
         --------------------
to  any  Contractual  Obligation or subject to any charter or other corporate or similar restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect. Neither Energizer nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.
6.16     Compliance with Laws.  Energizer and its Subsidiaries are in compliance
         ---------------------
with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6.17     Assets  and  Properties.  Energizer  and  each  of its Subsidiaries has
         -----------------------
legal title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by,
       --------------
leased to or used by Energizer and/or each such Subsidiary of Energizer are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of Energizer or such Subsidiary in and to any of such assets in a manner that has or could reasonably be expected to have a Material Adverse Effect.
6.18     Statutory  Indebtedness  Restrictions.  Neither  Ralston, Energizer nor
         -------------------------------------
any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.
6.19     Insurance.  The  insurance policies and programs in effect with respect
         ---------
to the respective properties, assets, liabilities and business reflect coverage that is reasonably consistent with prudent industry practice.
6.20     Labor  Matters.  No attempt to organize the employees of Energizer, and
         --------------
no labor disputes, strikes or walkouts affecting the operations of Energizer or any of its Subsidiaries, is pending, or, to Energizer's knowledge, threatened, planned or contemplated, which has or could reasonably be expected to have a Material Adverse Effect.
6.21     Spin-Off  Transactions.  Except  as  set forth in Schedule 6.21 to this
         ----------------------                            -------------
Agreement, (i) (a) all conditions precedent to, and all consents necessary to permit, the consummation of the Spin-Off Transactions have been satisfied in all material respects, (b) no additional actions are necessary to consummate the Spin-Off Transactions other than the passage of time and (c) the Spin-Off will take effect on April 1, 2000 without any further action on the part of Energizer or Ralston, (ii) the Spin-Off Transactions have been approved by all necessary corporate action of Ralston's and Energizer's Board of Directors and, if required, shareholders, and the terms of the Spin-Off Transactions have not been amended, waived or modified in any material respect from those set forth in the Form 10 without the approval of the Administrative Agent and the Required Lenders (such approval not to be unreasonably withheld); (iii) the Tax Ruling and all necessary regulatory approvals have been obtained for the consummation of the Spin-Off Transactions; and (iv) the aggregate amount of all loans and committed Financing Facilities (including this Agreement and the 364-Day Credit Agreement) available to Energizer upon consummation of the Spin-Off Transactions equals or exceeds $650,000,000, and all such commitments are identified on
Schedule  6.21(iv)  attached  hereto.
------------------
6.22     Environmental  Matters.  (A)  Except  as  disclosed on Schedule 6.22 to
         ----------------------                                 -------------
this Agreement
(i) the operations of Energizer and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;
(ii) Energizer and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;
(iii) neither Energizer, any of its Subsidiaries nor any of their respective present property or operations, or, to Energizer's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to Energizer or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;
(iv) there is not now, nor to Energizer's or any of its Subsidiaries' knowledge has there ever been, on or in the property of Energizer or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that would result in material remediation costs or material penalties to Energizer or any of its Subsidiaries; and
(v) neither Energizer nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.
(B)     For  purposes of this Section 6.22 "material" means any noncompliance or
                              ------------
other basis for liability which could reasonably be likely to subject Energizer or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.22, in excess of
                                                 -------------
$25,000,000.
6.23     Solvency.  After  giving  effect  to  (i)  the  Loans to be made on the
         --------
Initial Funding Date or such other date as Loans requested hereunder are made and the consummation of the Debt Assumption, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents, including consummation of the Spin-Off Transactions, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, Energizer is, and Energizer and  its  Subsidiaries  taken  as  a  whole  are,  Solvent.
6.24     Net  Worth  Condition.  Upon consummation of the Spin-Off Transactions,
         ---------------------
the  Net  Worth  Condition  will  be  satisfied.
6.25     Benefits.  Each of Energizer and its Subsidiaries will benefit from the
         --------
financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and Energizer acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.
ARTICLE  VII:     COVENANTS
-------------     ---------
     From and after the consummation of the Debt Assumption, Energizer covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, unless the Required Lenders shall otherwise give prior written consent:
7.1     Reporting.  Energizer  shall:
        ---------
(A)     Financial  Reporting.  Furnish  to  the  Administrative  Agent  (with
        --------------------
sufficient copies for each of the Lenders, which the Administrative Agent shall promptly deliver to the Lenders):
(i)     Quarterly  Reports.  As  soon  as  practicable,  and in any event within
        ------------------
forty-five (45) days after the end of each of Energizer's first three fiscal quarters, the consolidated balance sheet of Energizer and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of Energizer and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of Energizer on behalf of Energizer as fairly presenting the consolidated financial position of Energizer and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes.
(ii)     Annual Reports.  As soon as practicable, and in any event within ninety
         --------------
(90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of Energizer and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Energizer and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, and
                                                                -----------
(b) an audit report on the consolidated financial statements (but not the consolidating financial statements or schedules) listed in clause (a) hereof of
                                                            ----------
independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of Energizer and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(iii)     Officer's  Compliance Certificate.  Together with each delivery of any
          ---------------------------------
financial statement (a) pursuant to clauses (i) and (ii) of this Section 7.1(A),
                                    -----------     ----         --------------
an Officer's Certificate from the chief financial officer or Treasurer of Energizer, substantially in the form of Exhibit G attached hereto and made a
                                            ---------
part hereof, stating that (x) the representations and warranties of Energizer contained in Article VI hereof shall have been true and correct in all material
              ----------
respects as of the date of such Officer's Certificate and (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
(b)  pursuant  to  clauses  (i)  and  (ii)  of this Section 7.1(A), a compliance
                   ------------       ----          --------------
certificate,  substantially  in the form of Exhibit H attached hereto and made a
                                            ---------
part hereof, signed by Energizer's chief financial officer or Treasurer, setting forth calculations for the period which demonstrate compliance, when applicable, with the provisions of Sections 7.3(A) through (R) and Section 7.4, and which
                          ---------------         ---     -----------
calculate the Leverage Ratio for purposes of determining the then Applicable Margin, Applicable Facility Fee Percentage and Applicable L/C Fee Percentage.
(iv)     Officer's  Net  Worth  Condition  Certificate.  On each Adjustment Date
         ---------------------------------------------
(including the Final Adjustment Date) and on the Opening Balance Sheet Delivery Date, a certificate in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer or Treasurer of Energizer, stating that, after giving effect to the Spin-Off Transactions and after all post-closing adjustments as of such date have been effected, the Net Worth
Condition  was  satisfied  as  of  the  Spin-Off  Date.
(v)     Opening  Pro Forma Balance Sheet.  On the Opening Balance Sheet Delivery
        --------------------------------
Date,  copies  of  the pro forma opening consolidated balance sheet of Energizer
                       --- -----
and its Subsidiaries, after giving effect to the Spin-Off Transactions and including all post-closing adjustments.
(B)     Notice  of  Default  and Adverse Developments.  Promptly upon any of the
        ---------------------------------------------
chief executive officer, chief operating officer, chief financial officer, treasurer or controller of Energizer obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement,
(ii) that any Person having the authority to give such a notice has given any written notice to Energizer or any Subsidiary of Energizer or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or
               --------------
otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action Energizer has taken, is taking and proposes to take with respect thereto.
(C)     ERISA  Notices.  Deliver  or cause to be delivered to the Administrative
        --------------
Agent and the Lenders, at Energizer's expense, the following information and notices as soon as reasonably possible, and in any event:
(i) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject Energizer to liability individually or in the aggregate in excess of $20,000,000, a written statement of the Chief Financial Officer of Energizer describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;
(ii) within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by Energizer or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received; and
(iii) within ten (10) Business Days after Energizer or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.
For  purposes of this Section 7.1(C), Energizer and any member of the Controlled
                      --------------
Group shall be deemed to know all facts known by the administrator of any Plan of which Energizer or any member of the Controlled Group is the plan sponsor.
(D)     Other  Indebtedness.  Deliver  to the Administrative Agent (i) a copy of
        -------------------
each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of Energizer to the holders of funded Material Indebtedness, including the Senior Notes and the investors parties to the Receivable Purchase Facility or any Bridge Facilities, pursuant to the terms of the agreements governing such
     Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and
(ii) a copy of each notice received by Energizer from the from the holders of funded Material Indebtedness who are authorized and/or have standing to deliver such notice pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice is received by Energizer.
(E)     Other  Reports.  Deliver  or cause to be delivered to the Administrative
        --------------
Agent and the Lenders copies of all financial statements, reports and notices, if any, sent by Energizer to its securities holders or filed with the Commission by Energizer.
(F)     Environmental  Notices.  As soon as possible and in any event within ten
        ----------------------
(10) days after receipt by Energizer, a copy of (i) any notice or claim to the effect that Energizer or any of its Subsidiaries is or may be liable to any Person as a result of the Release by Energizer, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by Energizer or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject
Energizer and each of its Subsidiaries to liability individually or in the aggregate in excess of $20,000,000.
(G)     Amendments  to  Financing  Facilities.  Promptly  after  the  execution
        -------------------------------------
thereof, copies of all material amendments to (i) any of the documents evidencing Indebtedness extended under the Bridge Facilities, (ii) any of the Receivables Purchase Documents or (iii) the Note Purchase Agreement or the Senior Notes.
(H)     Other  Information.  Promptly upon receiving a request therefor from the
        ------------------
Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to Energizer, any of its
Subsidiaries, or their respective businesses and assets, including, without limitation, schedules identifying and describing any Asset Sale (and the use of the net cash proceeds thereof), as from time to time may be reasonably requested by the Administrative Agent.
7.2     Affirmative  Covenants.
        ----------------------
(A)     Corporate  Existence,  Etc.  Except  as  permitted  pursuant  to Section
        ---------------------------                                      -------
7.3(H), Energizer shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.
(B)     Corporate Powers; Conduct of Business.  Energizer shall, and shall cause
        -------------------------------------
each of its Material Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or would reasonably be expected to have a Material Adverse Effect. Energizer will, and will cause each Material Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted unless the failure of Energizer or its Material Subsidiaries to carry on and conduct its business as so described would not reasonably be expected to have a Material Adverse Effect.
(C)     Compliance  with  Laws,  Etc.  Energizer  shall,  and  shall  cause  its
        -----------------------------
Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless, in either case, failure to comply or obtain such permits would not reasonably be expected to have a Material Adverse Effect.
(D)     Payment  of  Taxes  and Claims; Tax Consolidation.  Energizer shall pay,
        -------------------------------------------------
and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of Energizer's or such
                              ---------------
Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes,
                                          --------  -------
assessments  and  governmental charges referred to in clause (i) above or claims
                                                      ----------
referred  to  in  clause  (ii)  above (and interest, penalties or fines relating
                  ------------
thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.
(E)     Insurance.  Energizer shall maintain for itself and its Subsidiaries, or
        ---------
shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by Energizer.
(F)     Inspection of Property; Books and Records; Discussions.  Energizer shall
        ------------------------------------------------------
permit and cause each of Energizer's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of Energizer or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of Energizer or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion). Energizer shall keep and maintain, and cause each of Energizer's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, Energizer, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.
(G)     ERISA  Compliance.  Energizer shall, and shall cause each of Energizer's
        -----------------
Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans and Non-ERISA Commitments to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(H)     Maintenance  of  Property.  Energizer shall cause all property necessary
        -------------------------
for the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Energizer may be necessary for the conduct of its business; provided, however, that nothing in this Section 7.2(H) shall prevent Energizer
           -------                        --------------
from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Energizer, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material  respect  to  the  Administrative  Agent  or  the  Lenders.
(I)     Environmental  Compliance.  (a)  Energizer  and  its  Subsidiaries shall
        -------------------------
comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject Energizer or any of its Subsidiaries, individually or in the aggregate, to liability  in  excess  of  $25,000,000.
(J)     Use  of Proceeds.  (a) Prior to the consummation of the Debt Assumption,
        ----------------
Ralston shall use the proceeds of the Loans for its working capital needs and other general corporate purposes of Ralston and its Subsidiaries, and (b) from and after the consummation of the Debt Assumption, Energizer shall use the proceeds of any subsequent Loans for the general corporate purposes of Energizer and its Subsidiaries, including, without limitation, to finance Permitted Acquisitions.
(K)     Addition  of  Subsidiary  Guarantors.  (a)  New Subsidiaries.  Energizer
        ------------------------------------        ----------------
shall cause each New Subsidiary that is, at any time, a Material Domestic Subsidiary (other than a SPV) to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Exhibit I attached hereto (a "SUPPLEMENT") and appropriate corporate
          ----------
resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.3(R), but in any
                                                      --------------
event  within  thirty (30) days of such creation, acquisition or capitalization.
     (b)  Additional  Material  Domestic  Subsidiaries.  If  any  consolidated
          --------------------------------------------
Subsidiary  of Energizer (other than a New Subsidiary to the extent addressed in
Section  7.2(K)(a)  or  a SPV) becomes a Material Domestic Subsidiary, Energizer
------------------
shall cause any such Material Domestic Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which such consolidated Subsidiary became a Material Domestic Subsidiary.

     (c)  Additional  Subsidiary  Guarantors.  (i)  If at any time an Authorized
          ----------------------------------
Officer of Energizer has actual knowledge that the aggregate assets of all of Energizer's domestic consolidated Subsidiaries (other than SPVs) which are not Subsidiary Guarantors exceed ten percent (10%) of Consolidated Assets of Energizer and its consolidated Subsidiaries (other than the SPVs), as calculated by Energizer, Energizer shall cause such domestic consolidated Subsidiaries as are necessary to reduce such aggregate assets to or below ten percent (10%) of such Consolidated Assets to deliver to the Administrative Agent executed Supplements to become Subsidiary Guarantors and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplements and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the initial date on which such aggregate assets exceed ten percent (10%) of such Consolidated Assets.

          (ii) If at any time any domestic Subsidiary of Energizer which is not a Subsidiary Guarantor guaranties any Indebtedness of Energizer other than the Indebtedness hereunder or under the 364-Day Agreement, Energizer shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.

7.3     Negative  Covenants.
        -------------------
(A)     Subsidiary  Indebtedness.(A)  Subsidiary  Indebtedness  Energizer  shall
        ------------------------
not permit any of its Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(i)     Indebtedness  of  the  Subsidiaries  under  the  Subsidiary  Guaranty;
(ii) Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of Energizer, provided such
                                                                 --------
Indebtedness  is  not  incurred  by  Energizer  in  violation of this Agreement;
(iii)     Indebtedness  in respect of obligations secured by Customary Permitted
Liens;
(iv)     Indebtedness  constituting  Contingent Obligations permitted by Section
                                                                         -------
7.3(E);
 -----
(v) Indebtedness arising from loans (a) from any Subsidiary to any wholly-owned Subsidiary or (b) from Energizer to any wholly-owned Subsidiary; provided, that if any Subsidiary Guarantor is the obligor on such Indebtedness,
--------
such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent;
(vi)     Indebtedness  in respect of Hedging Obligations permitted under Section
                                                                         -------
7.3(O);
------
(vii) Indebtedness with respect to surety, appeal and performance bonds obtained by any of Energizer's Subsidiaries in the ordinary course of business;
(viii) Indebtedness incurred in connection with the Receivables Purchase Documents, provided, that Receivables Facility Attributed Indebtedness incurred
            --------
in connection therewith does not exceed $250,000,000 in the aggregate at any time; and
(ix)     Other  Indebtedness  in  addition to that referred to elsewhere in this
Section 7.3(A) incurred by Energizer's Subsidiaries; provided that no Default or
  ------------                                       --------
Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom; and provided further that the aggregate
                                             -------- -------
outstanding amount of all Indebtedness incurred by Energizer's Subsidiaries (other than Indebtedness incurred pursuant to clauses (i), (ii), (v), (vi) and
                                                -----------  ----  ---  ----
(viii)  of  this  Section  7.3(A))  shall  not  at any time exceed $250,000,000.
 -----            --------------
(B)     Sales  of  Assets.  Neither  Energizer nor any of its Subsidiaries shall
        -----------------
sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:
(i)     sales  of  Inventory  in  the  ordinary  course  of  business;
(ii) the disposition in the ordinary course of business of Equipment that is obsolete, excess or no longer used or useful in Energizer's or its Subsidiaries' businesses;
(iii) any transfer of an interest in Receivables, Receivables Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents, provided that such transfer qualifies as a legal
                                --------
sale and as a sale under Agreement Accounting Principles and that the amount of Receivables Facility Attributed Indebtedness does not exceed $250,000,000 at any one time outstanding; and
(iv) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (other than pursuant to clauses (i), (ii) and (iii)
                                                     -----------  ----     -----
above) if such transaction (a) is for not less than fair market value, and (b) when combined with all such other transactions (each such transaction being valued at book value) during the period from the Closing Date, to the date of such proposed transaction, represents the disposition of not greater than twenty percent (20%) of Energizer's Consolidated Assets (such Consolidated Assets being calculated for the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into).
(C)     Liens.  Neither  Energizer nor any of its Subsidiaries shall directly or
        -----
indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:
(i) Liens, if any, created by the Loan Documents or otherwise securing the Obligations, or Liens created by the "Loan Documents" under and as defined in the 364-Day Credit Agreement or otherwise Securing the "Obligations" (as such terms are defined in the 364-Day Credit Agreement;
(ii)     Customary  Permitted  Liens;
(iii)     Liens  arising  under  the  Receivables  Purchase  Documents;  and
(iv) other Liens, including Permitted Existing Liens, (a) securing Indebtedness of Energizer and/or (b) securing Indebtedness of Energizer's
Subsidiaries  as  permitted  pursuant  to  Section  7.3(A)  and  in an aggregate
                                           ---------------
outstanding amount not to exceed five percent (5%) of Consolidated Assets at any time.
In addition, neither Energizer nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations; provided, that any
                                                              --------
agreement, note, indenture or other instrument in connection with purchase money indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations on the items of property obtained with the proceeds of such purchase money indebtedness; provided, further, that (a) the Note Purchase
                                --------   -------
Agreement in connection with the Senior Notes may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations unless the holders of the Senior Notes shall be provided with an equal and ratable Lien and (b) the Receivables Purchase Documents may prohibit the creation of a Lien with respect to all of the assets of the SPV and with respect to the Receivables and Related Security of any of the Originators in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations.
(D)     Investments.  Except  to  the extent permitted pursuant to paragraph (G)
        -----------                                                -------------
below, neither Energizer nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:
(i)     Investments  in  cash  and  Cash  Equivalents;
(ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;
(iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(iv) Investments consisting of deposit accounts maintained by Energizer and its Subsidiaries;
(v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);
               ---------------
(vi)     Investments  in  any  consolidated  Subsidiaries  (other  than  joint ventures);
(vii) Investments in joint ventures and nonconsolidated Subsidiaries in an aggregate amount not to exceed $50,000,000;
(viii)     Investments  constituting  Permitted  Acquisitions;
(ix)     Investments  constituting  Indebtedness  permitted by Section 7.3(A) or
                                                               --------------
Contingent  Obligations  permitted  by  Section  7.3(E);
                                        ---------------
(x) Investments in the SPVs (a) required in connection with the Receivables Purchase Documents and (b) resulting from the transfers permitted by Section
                                                                         -------
7.3(B)(iii);  and
   --------
(xi)     Investments  in addition to those referred to elsewhere in this Section
                                                                         -------
7.3(D)  in  an  aggregate  amount  not  to  exceed  $50,000,000.
------
(E)     Contingent Obligations.  None of Energizer's Subsidiaries shall directly
        ----------------------
     or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of Energizer or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by Energizer or any Subsidiary in the ordinary course of business; (v) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty; (vi) Contingent Obligations of Subsidiaries which are guarantors under a guaranty of the Indebtedness evidenced by the Senior Notes and the Note Purchase Agreements;
(vii) Contingent Obligations of Energizer or any of its Subsidiaries arising under the Receivables Purchase Documents and (viii) Contingent Obligations incurred in the ordinary course of business by any of Energizer's Subsidiaries in respect of obligations of any Subsidiary.
(F)     Conduct  of  Business;  New  Subsidiaries;  Acquisitions.  Except  as
        --------------------------------------------------------
expressly  provided  in  clause (c) in the definition of "Permitted Acquisition"
                         ----------
below, neither Energizer nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by Energizer and its Subsidiaries on the date of such transaction and any business or activities which are substantially similar, related or incidental thereto. Energizer may create, acquire in a Permitted Acquisition or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof if (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct; and (iii) after such creation, acquisition or capitalization Energizer shall be in compliance with the terms of Sections 7.2(K) and 7.3(R).
                ----------------      -------
     Without in any way limiting the foregoing, Energizer shall not make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "PERMITTED ACQUISITION"):
(a) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith, and all of the representations and warranties contained herein shall be true and correct on and as of the date such Acquisition with the same effect as though made on and as of such date;
(b) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis pursuant to an acquisition agreement approved by the board of directors or other applicable governing body of the Seller prior to the commencement thereof;
(c) the businesses being acquired shall be consumer product companies or other businesses that are substantially similar, related or incidental to the businesses or activities engaged in by Energizer and its Subsidiaries as of the consummation of the Debt Assumption or such future business or activities engaged in by Energizer and its Subsidiaries, as well as suppliers to or distributors of products similar to those of Energizer and its Subsidiaries; provided, however, that Energizer and its Subsidiaries shall be permitted to
--------   -------
acquire businesses that do not satisfy the foregoing criteria in this clause (c)
                                                                      ----------
so long as the aggregate purchase price for all such acquisitions does not exceed five percent (5%) of Energizer's consolidated tangible net assets (on a pro forma basis) as of the date of the consummation of such Acquisition; and
(d) prior to each such Acquisition, Energizer shall determine that after giving effect to such Acquisition and the incurrence of any Indebtedness by Energizer or any of its Subsidiaries, to the extent permitted by Section 7.3(A),
                                                                 --------------
in  connection  therewith,  on  a  pro  forma basis using historical audited and
                                   ---  -----
reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in Energizer's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of Energizer's most recently completed fiscal quarter, Energizer would have been in compliance with the financial  covenants  in  Section  7.4  and  not  otherwise  in  Default.
                          ------------
(G)     Transactions with Ralston's Shareholders and Affiliates.  Except for (a)
        -------------------------------------------------------
     the  transactions  set  forth on Schedule 7.3(G), (b) Permitted Receivables
                                      ---------------
Transfers and (c) Investments permitted by Section 7.3(D), neither Energizer nor
                                           --------------
any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with Ralston, any holder or holders of any of the Equity Interests of Energizer, or with any Affiliate of Energizer which is not its Subsidiary, on terms that are less favorable to Energizer or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.
(H)     Restriction  on  Fundamental  Changes.  Neither Energizer nor any of its
        -------------------------------------
Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Energizer's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 7.3(B) or 7.3(F), and (ii) a Subsidiary of Energizer may be
       ----------------      ------
merged into, liquidated into or consolidated with Energizer (in which case Energizer shall be the surviving corporation) or any wholly-owned Subsidiary of Energizer, provided if a Subsidiary Guarantor is merged into, liquidated into or
           --------
consolidated with another Subsidiary of Energizer, the surviving Subsidiary shall also be or shall become a Subsidiary Guarantor.
(I)     Sales  and  Leasebacks.  Neither  Energizer  nor any of its Subsidiaries
        ----------------------
shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under
Section  7.3(B)  and  the lease involved is not prohibited under Section 7.3(A).
---------------                                                  --------------
(J)     Margin  Regulations.  Neither  Energizer  nor  any  of its Subsidiaries,
        -------------------
shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.
(K)     ERISA.  Energizer  shall  not:
        -----
(i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;
(ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of Energizer or any Controlled
Group  member  under  Title  IV  of  ERISA;
(iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or
(iv)     permit  any  unfunded  liabilities  with respect to any Foreign Pension
Plan;
except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $25,000,000 or have a Material Adverse Effect.
(L)     Corporate  Documents.  Neither  Energizer  nor  any  of its Subsidiaries
        --------------------
shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.
(M)     Fiscal Year.  Neither Energizer nor any of its consolidated Subsidiaries
        -----------
shall change its fiscal year for accounting or tax purposes from a twelve-month period ending September 30 of each year.
(N)     Subsidiary  Covenants.  Energizer  will  not,  and  will  not permit any
        ---------------------
Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, redeem or repurchase its stock, make any other similar payment or distribution, pay any Indebtedness or other Obligation owed to Energizer or any other Subsidiary, make loans or advances or other Investments in Energizer or any other Subsidiary, to sell, transfer or otherwise convey any of its property to Energizer or any other Subsidiary or merge, consolidate with or liquidate into Energizer or any other Subsidiary other than pursuant to the Receivables Purchase Documents.
(O)     Hedging  Obligations.  Energizer  shall  not and shall not permit any of
        --------------------
its Subsidiaries to enter into any Hedging Arrangements other than Hedging Arrangements entered into by Energizer or its Subsidiaries pursuant to which Energizer or such Subsidiary has hedged its or its Subsidiaries' reasonably estimated interest rate, foreign currency or commodity exposure and which are of a non-speculative nature. Such permitted Hedging Arrangements entered into by Energizer and any Lender or any affiliate of any Lender are sometimes referred to herein as "HEDGING AGREEMENTS."
(P)     Issuance  of  Disqualified  Stock.  From  and  after  the  Closing Date,
        ---------------------------------
neither  Energizer,  nor  any  of  its Subsidiaries shall issue any Disqualified
Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for borrowed money for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.
(Q)     Non-Guarantor  Subsidiaries.  Energizer  will not at any time permit the
        ---------------------------
aggregate assets of all of Energizer's domestic consolidated Subsidiaries (other than the SPVs) which are not Subsidiary Guarantors to exceed ten percent (10%) of Consolidated Assets of Energizer and its consolidated Subsidiaries (other than the SPVs). Energizer shall not permit any of its Subsidiaries to guaranty any Indebtedness of Energizer other than the Indebtedness hereunder or under the 364-Day Agreement unless each such Subsidiary is a Subsidiary Guarantor under the Subsidiary Guaranty.
(R)     Tax  Ruling.  Notwithstanding  anything  herein to the contrary, neither
        ------------
Energizer nor any of its Subsidiaries shall engage in any transaction (i) described in Section 8.01(b) of the Reorganization Agreement for the time
               ----------------
periods specified therein unless Energizer or such Subsidiary shall have obtained and/or delivered such documentation as may be required by Section
                                                                         -------
8.01(a)  thereof,  or (ii) that would otherwise adversely affect the Tax Ruling.
7.4     Financial  Covenants.  Energizer  shall  comply  with  the  following:
        --------------------
(A)     Maximum  Leverage  Ratio.  Energizer  shall  not  permit  the ratio (the
        ------------------------
"LEVERAGE RATIO") of (i) the sum of (a) all Indebtedness of Energizer and its Subsidiaries to (ii) EBITDA at any time to be greater than 3.00 to 1.00. The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using unadjusted historical audited
                             --- -----
     and reviewed unaudited financial statements obtained from the seller (with the EBITDA component thereof broken down by fiscal quarter in Energizer's reasonable judgment).
(B)     Minimum  Interest  Expense  Coverage  Ratio.  Energizer shall maintain a
        -------------------------------------------
ratio (the "INTEREST EXPENSE COVERAGE RATIO") for any applicable period of (a) EBIT for such period to (b) Interest Expense for such period of greater than
3.00 to 1.00 for each fiscal quarter. The Interest Expense Coverage Ratio shall be calculated as of the last day of each fiscal quarter for the four-quarter period ending on such day; provided, that (i) for the fiscal quarter ending June
                           --------
30, 2000, the Interest Expense Coverage Ratio shall be calculated using EBIT and Interest Expense for the fiscal quarter ending June 30, 2000, (b) for the fiscal quarter ending September 30, 2000, the Interest Expense Coverage Ratio shall be calculated using EBIT and Interest Expense for the two fiscal quarter period ending September 30, 2000, and (iii) for the fiscal quarter ending December 31, 2000, the Interest Expense Coverage Ratio shall be calculated using such items for Energizer and its consolidated Subsidiaries for the three fiscal quarter period  ending  December  31,  2000.
ARTICLE  VIII:     DEFAULTS
--------------     --------
8.1     Defaults.  Each  of the following occurrences shall constitute a Default
        --------
under  this  Agreement:
(A)     Failure  to  Make Payments When Due.  The Borrower shall (i) fail to pay
        -----------------------------------
when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.
(B)     Breach  of  Certain  Covenants.  The  Borrower  shall  fail  duly  and
        ------------------------------
punctually  to  perform or observe any agreement, covenant or obligation binding
        -
on  the  Borrower  or  there  shall otherwise be a breach of any covenant under:
(i)     Sections 7.1 or 7.2 and such failure or breach shall continue unremedied
        ------------    ---
     for thirty (30) days after the earlier to occur of (a) the date on which written notice from the Administrative Agent or any Lender is received by the Borrower of such breach and (b) the date on which a member of the Senior Management Team of the Borrower or any Subsidiary Guarantor had knowledge of the existence of such breach or should have known of the existence of such breach; or
(ii)     Sections  7.3  or  7.4.
         -------------      ---
(C)     Breach  of  Representation  or Warranty.  Any representation or warranty
        ---------------------------------------
made or deemed made by the Borrower to the Administrative Agent or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material  respect  on  the  date  as  of  which  made  (or  deemed  made).
(D)     Other  Defaults.  The  Borrower  shall  default in the performance of or
        ---------------
compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) of this Section 8.1), or the Borrower or any of its
 --------------      ---            ------------
Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier to occur of (a) the date on which written notice from the Administrative Agent or any Lender is received by the Borrower of such breach and (b) the date on which a member of the Senior Management Team of the Borrower or any Subsidiary Guarantor had knowledge of the existence of such breach or should have known of the existence of such breach.
(E)     Default  as  to  Other  Indebtedness.  The  Borrower  or  any  of  its
        ------------------------------------
Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), beyond any period of grace provided, with respect to (i) any Indebtedness incurred pursuant to the 364-Day Credit Agreement or (ii) any other Indebtedness (other than Indebtedness hereunder) which individually or together with other such Indebtedness as to which any such failure exists (other than hereunder or under the 364-Day Credit Agreement) constitutes Material Indebtedness; or any breach, default or event of default (including any "Amortization Event" or event of like import in connection with the Receivables Purchase Facility) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness or other required repurchase of such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness, or permit the holder(s) of such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness to accelerate the maturity of any such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness or require a redemption or other repurchase of such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness; or any such Indebtedness under the 364-Day Credit Agreement or Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.
(F)     Involuntary  Bankruptcy;  Appointment  of  Receiver,  Etc.
(i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Material Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Material Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.
(ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Material Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Material Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Material Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Material Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Material Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.
(G)     Voluntary Bankruptcy; Appointment of Receiver, Etc.  The Borrower or any
        ---------------------------------------------------
     of the Borrower's Material Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors, (v) take any corporate action to authorize any of the foregoing or (vi) is generally not paying, or admits in writing its inability to pay, its debts as they become due.
(H)     Judgments  and  Attachments.  Any  money judgment(s) (other than a money
        ---------------------------
judgment  covered  by  insurance  as  to  which  the  insurance  company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $30,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.
(I)     Dissolution.  Any order, judgment or decree shall be entered against the
        -----------
Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.
(J)     Loan  Documents.  At  any  time,  for any reason, any Loan Document as a
        ---------------
whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations under any Loan Document.
(K)     Termination  Event.  Any  Termination  Event  occurs  which the Required
        ------------------
Lenders believe is reasonably likely to subject either the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000.
(L)     Waiver  of  Minimum  Funding Standard.  If the plan administrator of any
        -------------------------------------
Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Required Lenders believe the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $25,000,000.
(M)     Change  of  Control.  A  Change  of  Control  shall  occur.
        -------------------
(N)     Hedging  Agreements.  Nonpayment  by  the  Borrower  of  any  material
        -------------------
obligation under any Hedging Agreement or the breach by the Borrower of any material term, provision or condition contained in any such Hedging Agreement.
(O)     Environmental Matters.  The Borrower or any of its Subsidiaries shall be
        ---------------------
the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment,
(ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject either the Borrower or its Subsidiaries to liability  individually  or  in  the  aggregate  in  excess  of  $25,000,000.
(P)     Subsidiary  Guarantor  Revocation.  Any  Subsidiary  Guarantor  shall
        ---------------------------------
terminate or revoke any of its obligations under the Subsidiary Guaranty or breach any of the material terms of such Subsidiary Guaranty.
(Q)     Receivables  Purchase  Document  Events.  Other  than  at the request of
        ---------------------------------------
Energizer, the "Amortization Date" or an event of like import resulting in the termination of the reinvestment of collections or proceeds of Receivables and Related Security shall occur under any Receivables Purchase Document.
     A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.
                               ------------
ARTICLE  IX:     ACCELERATION,  DEFAULTING  LENDERS;  WAIVERS,  AMENDMENTS  AND
------------     --------------------------------------------------------------
REMEDIES
--------
9.1     Termination of Revolving Loan Commitments; Acceleration.  If any Default
        -------------------------------------------------------
     described  in  Section  8.1(F),  (G)  or  (I)  occurs  with  respect to the
                    ---------------   ---      ---
Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.
9.2     Defaulting  Lender.  In  the event that any Lender fails to fund its Pro
        ------------------
Rata Share of any Advance requested or deemed requested by the Borrower (or an Advance to repay Swing Line Loans to the Swing Line Bank or Reimbursement Obligations to the Issuing Banks), which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:
(i)     the  foregoing  provisions  of  this  Section  9.2 shall apply only with
                                              ------------
respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.9;
                                                       ------------
(ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share, of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with
                      -----------
respect  thereto  has  been  repaid,  converted  or  continued;
(iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;
(iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro
                  -----
Rata Loans, second, ratably to Floating Rate Loans other than those constituting
            ------
Non  Pro  Rata  Loans  or  Cure Loans and, third, ratably to Floating Rate Loans
                                           -----
constituting  Cure  Loans;
(v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata
Shares  of  such  Lenders;  and
(vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii), (A) such
                                                       ---------------
Lender shall not be entitled to any Facility Fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which Facility Fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus (II) the outstanding
                                                       ----
Reimbursement  Obligations  owing  to  such  performing  Lenders, plus (III) the
                                                                  ----
aggregate participation interests of such performing Lenders arising pursuant to
Section  3.6  with  respect  to  undrawn  and  outstanding  Letters  of  Credit.
------------
9.3     Amendments.  Subject  to the provisions of this Article IX, the Required
        ----------                                      ----------
Lenders (or the Administrative Agent with the consent in writing of the Required
     Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental
                                   --------   -------
agreement shall, without the consent of each Lender (which is not a defaulting Lender under the provisions of Section 9.2) affected thereby:
                                    ------------
(i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the
Reimbursement Obligations or any fees or other amounts payable to such Lender (other than any modifications of the provisions relating to amounts, timing or application of prepayments of the Loans and other Obligations, which modifications shall require the approval only of the Required Lenders).
(ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (other than
(a)  a  waiver  of  the  application of the default rate of interest pursuant to
Section  2.10  hereof  and  (b)  as  a  result  of a change in the definition of
-------------
Leverage Ratio or any of the components thereof or the method of calculation thereof).
(iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".
(iv) Increase the amount of the Revolving Loan Commitment of such Lender hereunder or increase such Lender's Pro Rata Share.
(v)     Permit  the  Borrower  to  assign its rights under this Agreement, other than  pursuant  to  the  Debt  Assumption.
(vi) other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor from its obligations under the Subsidiary Guaranty.
(vii)     Amend  this  Section  9.3.
                       ------------
No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) any Issuing Bank shall be effective without the written consent of such Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 13.3(B) without
                                                         ---------------
obtaining  the  consent  of  any  of  the  Lenders.
9.4     Preservation  of  Rights.  No  delay  or  omission of the Lenders or the
        ------------------------
Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3,
                                                                    -----------
and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated.
ARTICLE  X:     GENERAL  PROVISIONS
-----------     -------------------
10.1     Survival of Representations.  All representations and warranties of the
         ---------------------------
     Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated.
10.2     Governmental  Regulation.  Anything  contained in this Agreement to the
         ------------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.3     Performance  of  Obligations.  The  Borrower  agrees  that  after  the
         ----------------------------
occurrence and during the continuance of a Default, the Administrative Agent may, but shall have no obligation to, make any payment or perform any act required of the Borrower under any Loan Document to the extent the Administrative Agent determines that such action shall be necessary or advisable in order to protect or preserve the rights of the Lenders and Issuing Banks hereunder. The Administrative Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the
                                                       ------------
taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section
                                                                         -------
10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 10.3 within one (1)
                                                     ------------
Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation
           ------------
hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this
Section 10.3 shall constitute Obligations subject to the terms of this Agreement
------------
until  paid  in  full  by  the  Borrower.
10.4     Headings.  Section  headings  in the Loan Documents are for convenience
         --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.5     Entire  Agreement.  The  Loan Documents embody the entire agreement and
         -----------------
understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the
Administrative  Agent  and  the  Lenders relating to the subject matter thereof.
10.6     Several  Obligations;  Benefits  of  this  Agreement.  The  respective
         ----------------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
10.7     Expenses;  Indemnification.
         --------------------------
(A)     Expenses.  The Borrower shall reimburse the Administrative Agent and the
        --------
     Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment modification and, after the occurrence and during the continuance of a Default or an Unmatured Default, administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Arranger and the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or the Arranger or the Lenders) paid or incurred by the Administrative Agent or the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents; provided, that after the occurrence and during the
                       --------
continuance of a Default, the Borrower agrees to reimburse the Administrative Agent, the Arranger and the Lenders for all such costs and out-of-pocket expenses, whether or not reasonable.
(B)     Indemnity.  The  Borrower  further agrees to defend, protect, indemnify,
        ---------
and hold harmless the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Syndication Agent's, Documentation Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article  V)  (collectively,  the  "INDEMNITEES")  from  and  against any and all
----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:
(i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Transactions, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of
Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or
(ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");
provided,  however,  the  Borrower  shall  have  no  obligation to an Indemnitee
--------   -------
hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
     Each Indemnitee, with respect to any action against it in respect of which indemnity may be sought under this Section, shall give written notice of the commencement of such action to the Borrower within a reasonable time after such Indemnitee is made a party to such action. Upon receipt of any such notice by the Borrower, unless such Indemnitee shall be advised by its counsel that there are or may be legal defenses available to such Indemnitee that are different from, in addition to, or in conflict with, the defenses available to the Borrower or any of its Subsidiaries, the Borrower may participate with the Indemnitee in the defense of such Indemnified Matter, including the employment of counsel consented to by such Indemnitee (which consent shall not be unreasonably withheld); provided, however, nothing provided herein shall entitle
                        --------  -------
(a) the Borrower or any of its Subsidiaries to assume the defense of such Indemnified Matter or (b) any Indemnitee to effect any settlement in respect of any indemnified matter without the Borrower's consent, such consent not to be unreasonably withheld.
(C)     Waiver  of  Certain  Claims; Settlement of Claims.  The Borrower further
        -------------------------------------------------
agrees to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement of any claim asserted against or likely to be asserted against an Indemnitee shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this
Agreement, the other Loan Documents or in connection with the Transactions (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases such Indemnitee from any and all liability with respect thereto.
(D)     Survival  of Agreements.  The obligations and agreements of the Borrower
        -----------------------
under  this  Section  10.7  shall  survive  the  termination  of this Agreement.
             -------------
10.8     Numbers  of Documents.  All statements, notices, closing documents, and
         ---------------------
requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of  the  Lenders.
10.9     Accounting.  Except  as provided to the contrary herein, all accounting
         ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions
                                        --------  -------
are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.
10.10     Severability  of  Provisions.  Any provision in any Loan Document that
          ----------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
10.11     Nonliability  of  Lenders.  The  relationship between the Borrower and
          -------------------------
the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.
10.12     GOVERNING  LAW.  THE  ADMINISTRATIVE  AGENT ACCEPTS THIS AGREEMENT, ON
          --------------
BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
10.13     CONSENT  TO  JURISDICTION;  JURY  TRIAL.
          ---------------------------------------
(A)     EXCLUSIVE  JURISDICTION.  EXCEPT  AS PROVIDED IN SUBSECTION (B), EACH OF
        -----------------------                          --------------
THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED
     WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE
                                   --------------
TO  THE  LOCATION  OF  THE  COURT  CONSIDERING  THE  DISPUTE.
(B)     OTHER JURISDICTIONS.  THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT,
        -------------------
ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON BUT SHALL ONLY BE PERMITTED TO BRING ANY SUCH PERMISSIVE COUNTERCLAIM IN A PROCEEDING BROUGHT PURSUANT TO CLAUSE (A). THE BORROWER WAIVES ANY OBJECTION THAT IT MAY
                     -----------
HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
                                 ---------------
(C)     VENUE.  THE  BORROWER  IRREVOCABLY  WAIVES  ANY  OBJECTION  (INCLUDING,
        -----
WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF
    -----  --- ----------
ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.
(D)     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY
        --------------------
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(E)     ADVICE  OF  COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY
        -------------------
HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF
SECTION  10.7  AND  THIS  SECTION  10.13,  WITH  ITS  COUNSEL.
-------------             --------------
10.14     Subordination  of Intercompany Indebtedness.  The Borrower agrees that
          -------------------------------------------
any and all claims of the Borrower against any of its Subsidiaries that is a Subsidiary Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Agreements; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Subsidiary Guarantor to the extent permitted by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the
Borrower to ask, demand, sue for, take or receive any payment from any Subsidiary Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Subsidiary Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrower and the holders of the Obligations (or any affiliate thereof) have been terminated. If all or any part of the assets of any Subsidiary Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Subsidiary Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Subsidiary Guarantor is dissolved or if substantially all of the assets of any such Subsidiary Guarantor are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution  of  any  kind  or  character,  either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Subsidiary Guarantor to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under the
Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrower and the holders of Obligations (and their affiliates), the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the holders of the Obligations and such Hedging Obligations. If the Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrower and the holders of the Obligations (and their affiliates) have been terminated, the Borrower will not assign or transfer to any Person (other than the
Administrative Agent) any claim the Borrower has or may have against any Subsidiary Guarantor.
ARTICLE  XI:     THE  ADMINISTRATIVE  AGENT
------------     --------------------------
11.1     Appointment;  Nature  of  Relationship.  Bank  One,  NA,  having  its
         ---------------------------------------
principal office in Chicago, Illinois is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term
                     -----------
"Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan
Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Obligations, (ii) is a "representative" of the Holders of Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations waives.
11.2     Powers.  The  Administrative  Agent  shall  have  and may exercise such
         ------
powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.
11.3     General  Immunity.  Neither  the  Administrative  Agent  nor any of its
         -----------------
directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.
11.4     No  Responsibility for Loans, Creditworthiness, Recitals, Etc.  Neither
         -------------------------------------------------------------
the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items
                                              ---------
required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of the Liens on collateral, if any, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.
11.5     Action  on  Instructions of Lenders.  The Administrative Agent shall in
         -----------------------------------
all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
11.6     Employment  of  Administrative  Agents and Counsel.  The Administrative
         --------------------------------------------------
Agent  may  execute  any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.
11.7     Reliance  on  Documents;  Counsel.  The  Administrative  Agent shall be
         ---------------------------------
entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.
11.8     The  Administrative  Agent's  Reimbursement  and  Indemnification.  The
         -----------------------------------------------------------------
Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided
                                                                        --------
that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.
11.9     Rights  as  a  Lender.  With  respect to its Revolving Loan Commitment,
         ---------------------
Loans  made  by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" or "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.
11.10     Lender  Credit  Decision.  Each  Lender  acknowledges  that  it  has,
          ------------------------
independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
11.11     Successor  Administrative  Agent.  The Administrative Agent may resign
          --------------------------------
at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in
                          ----------
respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.
11.12          No  Duties Imposed Upon Syndication Agent, Documentation Agent or
               -----------------------------------------------------------------
Arranger.  None  of  the Persons identified on the cover page to this Agreement,
--------
the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 11.10, each of
                                                          -------------
the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE  XII:     SETOFF;  RATABLE  PAYMENTS
-------------     --------------------------
12.1     Setoff.  In  addition  to, and without limitation of, any rights of the
         ------
Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.
12.2     Ratable  Payments.  If  any Lender, whether by setoff or otherwise, has
         -----------------
payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any
    ---------   ---      ---
other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
12.3     Application of Payments.  Subject to the provisions of Section 9.2, the
         -----------------------                                -----------
Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any
      -------------
Obligations received after the occurrence and during the continuance of a Default or Unmatured Default in the following order:
(A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;
(B)     second,  to pay interest on and then principal of any advance made under
Section  10.3  for  which the Administrative Agent has not then been paid by the
-------------
Borrower  or  reimbursed  by  the  Lenders;
(C)     third,  to  pay  Obligations  in  respect  of  any  fees,  expenses, reimbursements  or  indemnities  then  due  to  the  Administrative  Agent;
(D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;
(E)     fifth,  to  pay  interest  due  in  respect  of  Swing  Line  Loans;
(F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;
(G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;
(H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Hedging Agreements in such order as the Administrative Agent may determine in its sole discretion;
(I)     ninth,  to  provide  required  cash  collateral, if required pursuant to
Section  3.11;  and
    ---------
(J)     tenth,  to  the  ratable  payment  of  all  other  Obligations.
Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied to the outstanding Revolving Loans first, to repay outstanding Floating Rate Loans, and then to
                                                                         ----
repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this
Section  12.3  and the related provisions of this Agreement are set forth solely
      -------
to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in clauses (D) through (J) of this Section 12.3
                                    -----------         ---         ------------
may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing
         --------
Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this
                                                 -----------         ---
Section 12.3 may be changed only with the prior written consent of the Administrative Agent.
12.4     Relations  Among  Lenders.
         -------------------------
(A) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance
                  -------------
with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.
(B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders, at the direction of the Required Lenders, to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
12.5     Representations  and  Covenants  Among Lenders.  Each Lender represents
         ----------------------------------------------
and covenants for the benefit of all other Lenders and the Administrative Agent that such Lender is not satisfying and shall not satisfy any of its obligations pursuant to this Agreement with any assets considered for any purposes of ERISA or Section 4975 of the Code to be assets of or on behalf of any "plan" as defined  in  section  3(3)  of  ERISA or section 4975 of the Code, regardless of whether  subject  to  ERISA  or  Section  4975  of  the  Code.
ARTICLE  XIII:     BENEFIT  OF  AGREEMENT;  ASSIGNMENTS;  PARTICIPATIONS
--------------     -----------------------------------------------------
13.1     Successors and Assigns.  The terms and provisions of the Loan Documents
         ----------------------
     shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) without the consent of all of the Lenders, (a) Ralston shall not have the right to assign its rights or obligations under the Loan Documents other than pursuant to the Debt Assumption and only if the Net Worth Condition and all other conditions to the Debt Assumption have been satisfied, and (b) Energizer shall not have the right to assign its rights or obligations under the Loan Documents, and any such assignment in violation of this Section 13.1(i) shall be null and void, and (ii)
                                ---------------
any  assignment  by  any  Lender  must  be  made in compliance with Section 13.3
                                                                    ------------
hereof.  Notwithstanding  clause  (ii) of this Section 13.1 or Section 13.3, (i)
                          ------------         ------------    ------------
any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge
                            --------  -------
shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 13.3 hereof in the case of an assignment thereof or, in
                -------------
the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.
13.2     Participations.
         --------------
(A)     Permitted  Participants; Effect.  Subject to the terms set forth in this
        -------------------------------
Section  13.2,  any  Lender  may,  in the ordinary course of its business and in
-------------
accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the
                                                        -----------
Participants  shall  be  entitled  to  the  same rights as if they were Lenders.
(B)     Voting  Rights.  Each  Lender  shall  retain  the sole right to approve,
        --------------
without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, releases any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or releases all or substantially all of the collateral, if any, securing any such Loan or Letter of Credit.
(C)     Benefit  of  Setoff.  The Borrower agrees that each Participant shall be
        -------------------
deemed to have the right of setoff provided in Section 12.1 hereof in respect to
                                               ------------
its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the
                                      --------
right  of  setoff  provided in Section 12.1 hereof with respect to the amount of
                               ------------
participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section  12.1  hereof,  agrees  to  share  with each Lender, any amount received
-------------
pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
                  -------------
13.3     Assignments.
         -----------
(A)     Permitted  Assignments.  Any  Lender  may, in the ordinary course of its
        ----------------------
business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section
                                                                         -------
13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D
                                                                       ---------
hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and (if no Default or Unmatured Default has occurred or is continuing) the Borrower, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount shall not apply to any assignment between Lenders, or to an Affiliate of any Lender). Other than with respect to any assignment to another Lender or an Affiliate or successor entity of such Lender, the consent of the Administrative Agent, and, prior to the occurrence and continuance of a Default or Unmatured Default, the Borrower (which consent, in each such case, shall not be unreasonably withheld) shall be required prior to an assignment becoming effective.
(B)     Effect;  Effective  Date.  Upon (i) delivery to the Administrative Agent
        ------------------------
of  a  notice of assignment, substantially in the form attached as Appendix I to
                                                                   ----------
Exhibit  D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required
 ---------
by  Section  13.3(A) hereof, and (ii) payment of a $3,500 fee by the assignee or
    ----------------
the  assignor  (as  agreed)  to  the  Administrative  Agent  for processing such assignment (provided no such fee shall be required in connection with an assignment to an Affiliate or successor entity of an assignor Lender), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable Assignment Agreement constitute for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and that the rights and interests of the Purchaser in and under the Loan Documents will not constitute such "plan assets". On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Administrative Agent and the
      ----------------
Borrower shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such transferor Lender and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment.
(C)     The  Register.  The  Administrative  Agent shall maintain at its address
        -------------
referred  to in Section 14.1 a copy of each assignment delivered to and accepted
                ------------
by  it  pursuant  to  this  Section 13.3 and a register (the "REGISTER") for the
                            ------------
recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the
                                               ------------
Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
13.4     Confidentiality.  Subject to Section 13.5, the Administrative Agent and
         ---------------              ------------
     the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 13.4. In
                                                               ------------
no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each
                                                         --------  -------
prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.
13.5     Dissemination  of  Information.  The Borrower authorizes each Lender to
         ------------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such
                                                 --------
disclosure, such prospective Transferee shall agree to preserve in accordance with Section 13.4 the confidentiality of any confidential information described
      ------------
therein.
ARTICLE  XIV:     NOTICES
-------------     -------
14.1     Giving  Notice.  Except  as  otherwise  permitted  by Section 2.13 with
         --------------                                        ------------
respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after mailed; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, any notice, if transmitted by courier, one (1) Business Day after deposit with a reputable overnight carrier services, with all charges paid.
14.2     Change  of  Address.  The  Borrower,  the  Administrative Agent and any
         -------------------
Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE  XV:     COUNTERPARTS
------------     ------------
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.
                  [Remainder of This Page Intentionally Blank]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.
     RALSTON  PURINA  COMPANY,  as  the  Borrower


     By:   /s/  James  R.  Elsesser
        ---------------------------
     Name:  James  R.  Elsesser
     Title:  Chief  Financial  Officer

     Address:
     Checkerboard  Square
     St.  Louis,  MO  63164
     Attention:  Chief  Financial  Officer
     Phone:  (314)  982-2353
     Fax:  (314)  982-1092
     E-Mail:  jelsesser@ralston.com

     BANK ONE, NA (Main Office Chicago), as Administrative Agent, an Issuing Lender, the Swing Line Bank and as a Lender


     By: /s/ BANK  ONE,  NA
     Name:
     Title:

     Address:
     1  Bank  One  Plaza
     Suite  IL1-0088
     14th  Floor
     Chicago,  Illinois  60670
     Attention:  William  J.  Oleferchik
     Telephone  No.:  (312)  732-2947
     Facsimile  No.:  (312)  732-1117

     BANK  OF  AMERICA,  N.A.,  as  Syndication  Agent  and  as  a  Lender


     By:   /s/  Suzanne  B.  Smith
        --------------------------
     Name:  Suzanne  B.  Smith
     Title:    Managing  Director

     Address:
     901  Main  Street
     67th  Floor
     Dallas,  TX  75202-3714
     Attention:  Suzanne  B.  Smith
     Phone:  (214)  209-0280
     Fax:      (214)  209-0980
     E-Mail:  suzanne.b.smith@bankofamerica.com

     WACHOVIA  BANK,  N.A.,  as  Documentation  Agent  and  as  a  Lender


     By:    /s/  Walter  R.  Gillikin
        -----------------------------
     Name:  Walter  R.  Gillikin
     Title:    Senior  Vice  President

     Address:
     191  Peachtree  Street,  MC-GA370
     Atlanta,  GA  30303
     Attention:  Walter  R.  Gillikin
     Phone:  (404)  332-5747
     Fax:      (404)  332-6898
     E-Mail:  walt.gillikin@wachovia.com

     THE  NORTHERN  TRUST  COMPANY,
     as  a  Lender


     By:     Lisa  M.  Taylor
        ---------------------
     Name:  Lisa  M.  Taylor
     Title:    Second  Vice  President

     Address:
     50  South  LaSalle
     11th  Floor
     Chicago,  IL  60675
     Attention:  Lisa  Taylor
     Phone:  (312)  444-4196
     Fax:      (312)  444-5055
     E-Mail:  lisataylor@notes.ntrs.com

     STANDARD  CHARTERED  BANK,
     as  a  Lender


     By:     /s/  Andrew  Ng
        --------------------
     Name:  Andrew  Ng
     Title:    Vice  President


     By:     Marianne  R.  Murray
        -------------------------
     Name:  Marianne  R.  Murray
     Title:    Senior  Vice  President

     Address:
     7  World  Trade  Center
     27th  Floor
     New  York,  NY  10048
     Attention:  Marianne  R.  Murray
     Phone:  (212)  667-0505
     Fax:      (212)  667-0225
     E-Mail:  Marianne.Murray@US.StandardCharetered.com

     THE  BANK  OF  TOKYO-MITSUBISHI,  LTD.,  CHICAGO  BRANCH,  as  a  Lender


     By:     /s/  Hisashi  Miyashiro
        ----------------------------
     Name:  Hisashi  Miyashiro
     Title:    Deputy  General  Manager

     Address:
     227  West  Monroe  Street
     Suite  2300
     Chicago,  IL  60606
     Attention:  Alex  Lam
     Phone:  (312)  696-4662
     Fax:      (312)  696-4535
     E-mail:  alam@btmna.com

     BANK  OF  NEW  YORK,  as  a  Lender


     By:     /s/  John-Paul  Marotta
        ----------------------------
     Name:  John-Paul  Marotta
     Title:    Vice  President

     Address:
     One  Wall  Street
     New  York,  NY  10286

     Attention:  David  Shedd
     Phone:  (212)  635-8448
     Fax:      (212)  635-1208

     BANCA  COMMERCIALE  ITALIANA,  CHICAGO  BRANCH,  as  a  Lender


     By:     /s/  Charles  Dougherty
        ----------------------------
     Name:  Mr.  Charles  Dougherty
     Title:    Vice  President


     By:     /s/  Edward  Bermant
        -------------------------
     Name:  Mr.  Edward  Bermant
     Title:    First  Vice  President
                 Deputy  Manager

     Address:
     One  William  Street
     New  York,  NY  10004
     Attention:  Mr.  Charles  Dougherty
     Phone:  (212)  607-3656
     Fax:      (212)  809-2124

     BANCA  NAZIONALE  DEL  LAVORO  S.P.A.-NEW  YORK  BRANCH,  as  a  Lender


     By:      /s/  Giulio  Giovine
        --------------------------
     Name:  Giulio  Giovine
     Title:    Vice  President


     By:   /s/  Leonardo  Valentini
        ---------------------------
     Name:  Leonardo  Valentini
     Title:    First  Vice  President

     Address:
     25  West  51st  Street
     New  York,  NY  10019
     Attention:  Giulio  Giovine
     Phone:  (212)  314-0239
     Fax:      (212)  765-2978
     E-mail:  comdiv@bulny.Com

     BANQUE  NATIONALE  DE  PARIS,
     as  a  Lender


     By:       Arnaud  Collin  du  Bocage
        ---------------------------------
     Name:  Arnaud  Collin  du  Bocage
     Title:    Executive  Vice  President
                 and  General  Manager

     Address:
     209  South  LaSalle  Street
     Chicago,  IL  60604
     Attention:  Ms.  Kristin  Howatt
     Phone:  (312)  977-1383
     Fax:      (312)  977-1380

     DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG,  as  a  Lender


     By:/s/ DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG
     Name:
     Title:


     By:/s/ DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG
     Name:
     Title:

     Address:
     609  Fifth  Avenue
     New  York,  NY  10017-1021
     Attention:  Craig  Anderson,  Vice  President
     Phone:  (212)  745-1583
     Fax:      (212)  745-1556/1550

     THE  DAI-ICHI  KANGYO  BANK,  LTD.,
     as  a  Lender


     By:     /s/  Nobuyasu  Fukatsu
        ---------------------------
     Name:  Nobuyasu  Fukatsu
     Title:    General  Manager

     Address:
     10  South  Wacker  Drive
     26th  Floor
     Chicago,  IL  60606
     Attention:  Brian  Riley
     Phone:  (312)  876-8600
     Fax:      (312)  876-2011
     E-Mail:  brianriley@dkb.com

     MERCANTILE  BANK  NATIONAL  ASSOCIATION,  as  a  Lender


     By:       /s/  David  F.  Higbee
        -----------------------------
     Name:  David  F.  Higbee
     Title:    Vice  President

     Address:
     One  Mercantile  Center
     Tram  001/1001/12-3
     St.  Louis,  MO  63101
     Attention:  David  F.  Hibgee
     Phone:  (314)  418-1967
     Fax:      (314)  418-2203
     E-Mail:  david.f.higbee@mercbcp.com

     SANPAOLO  IMI  S.P.A.,  as  a  Lender


     By:       /s/  Luca  Sacchi
        ------------------------
     Name:  Luca  Sacchi
     Title:    Vice  President


     By:      /s/  Carlo  Persico
        -------------------------
     Name:  Carlo  Persico
     Title:    Deputy  General  Manager

     Address:
     245  Park  Avenue
     New  York,  NY  10167
     Attention:  Luca  Sacchi
     Phone:  (212)  692-3130
     Fax:      (212)  692-3178
     E-Mail:  luca@sanpaolony.com

     SUNTRUST  BANK,  as  a  Lender


     By:     /s/  Linda  L.  Dash
        -------------------------
     Name:  Linda  L.  Dash
     Title:    Vice  President

     Address:
     303  Peachtree  Street,  N.E.
     Mail  Code  1928,  3rd  Floor
     Atlanta,  GA  30308
     Attention:  Linda  L.  Dash
     Phone:  (404)  658-4923
     Fax:      (404)  658-4905

     WESTPAC  BANKING  CORPORATION,
     as  a  Lender


     By:  /s/         Lewis  Love
          -----------------------
     Name:  Lewis  Love
     Title:    Head  of  Legal  &  Compliance
                 Europe  &  Americas

     Address:
     575  Fifth  Avenue
     New  York,  NY  10017
     Attention:  Ms.  Kate  Perry
     Phone:  (212)  551-1808
     Fax:      (212)  551-1995
     E-Mail:  kperry@westpac.com.au

Effective  as  of  April  1,  2000,
assigned  to  and  assumed  pursuant
to  the  terms  of  that  certain  Debt
Assignment,  Assumption
and  Release  Agreement
dated  as  of  April  1,  2000
among  Ralston,  Energizer  and  the
Administrative  Agent

ENERGIZER  HOLDINGS,  INC.


/s/          Daniel  E.  Corbin
    ---------------------------
Name:  Daniel  E.  Corbin
Title:  Executive  Vice  President  -  Finance  and  Control


Address:
Checkerboard  Square
800  Chouteau  Avenue
St.  Louis,  MO  63102
Attention:  Daniel  Corbin
Phone:  (314)  982-1801
Fax:  (314)  982-1180
E-mail:  DECorbin@Energizer.com
                                       xix

                                    EXHIBITS


EXHIBIT A   --  Revolving Loan Commitments (Definitions)

EXHIBIT B   --  Form of Borrowing/Election Notice (Section 2.2 and Section 2.7
                and Section 2.9)

EXHIBIT C   --  Form of Request for Letter of Credit (Section 3.4)

EXHIBIT D   --  Form of Assignment and Acceptance Agreement (Sections 2.19
                and 13.3)

EXHIBIT E   --  Form of Borrower's Counsel's Opinion (Section 5.1)

EXHIBIT F   --  List of Closing Documents (Section 5.1)

EXHIBIT G   --  Form of Officer's Certificate (Sections 5.2 and 7.1(A)(iii))

EXHIBIT H   --  Form of Compliance Certificate (Sections 5.2 and 7.1(A)(iii))

EXHIBIT I   --  Form of Supplement to Subsidiary Guaranty (Definitions)

EXHIBIT J   --  Form of Debt Assumption Agreement (Definitions)



                                            SCHEDULES


Schedule 1.1.1      --  Permitted Existing Investments (Definitions)

Schedule 1.1.2      --  Permitted Existing Liens (Definitions)

Schedule 1.1.3      --  Permitted Existing Contingent Obligations (Definitions)

Schedule 6.3        --  Ralston Conflicts; Ralston Governmental Consents (Section 6.3)

Schedule 6.6        --  Energizer Conflicts; Energizer Governmental Consents (Section 6.6)

Schedule 6.7        --  Pro Forma Financial Statements (Section 6.7(A))

Schedule 6.10       --  Litigation; Loss Contingencies (Section 6.10)

Schedule 6.11       --  Subsidiaries (Section 6.11)

Schedule 6.21       --  Outstanding Spin-Off Conditions (Section 6.21, Section 5.1(7))

Schedule 6.21(iv)   --  Committed Financing Facilities (Section 6.21(iv), Section 5.1(7)(iv))

Schedule 6.22       --  Environmental Matters (Section 6.22)

Schedule 7.3(G)     --  Transactions with Ralston's Shareholders and Affiliates (Section 7.3(G))

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE I:  DEFINITIONS
1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2  References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
ARTICLE II:  THE REVOLVING LOAN FACILITY
2.1  Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
2.2  Swing Line Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
2.3  Rate Options for all Advances; Maximum Interest Periods . . . . . . . . . . .  24
2.4  Optional Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
2.5  Reduction of Revolving Loan Commitments . . . . . . . . . . . . . . . . . . .  24
2.6  Method of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
2.7  Method of Selecting Types and Interest Periods for Advances . . . . . . . . .  25
2.8  Minimum Amount of Each Advance. . . . . . . . . . . . . . . . . . . . . . . .  25
2.9  Method of Selecting Types and Interest Periods for Conversion and
  Continuation of Advances.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
2.10  Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
2.11  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
2.12  Evidence of Debt.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
2.13  Telephonic Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
2.14  Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest
  and Fee Basis; Loan and Control Accounts.. . . . . . . . . . . . . . . . . . . .  27
1.15  Notification of Advances, Interest Rates, Prepayments and Aggregate
  Revolving Loan Commitment Reductions . . . . . . . . . . . . . . . . . . . . . .  29
1.16  Lending Installations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
1.17  Non-Receipt of Funds by the Administrative Agent . . . . . . . . . . . . . .  30
1.18  Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
1.19  Replacement of Certain Lenders . . . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE III:  THE LETTER OF CREDIT FACILITY
3.1  Obligation to Issue Letters of Credit . . . . . . . . . . . . . . . . . . . .  31
3.2  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.3  Types and Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.4  Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.5  Procedure for Issuance of Letters of Credit . . . . . . . . . . . . . . . . .  32
3.6  Letter of Credit Participation. . . . . . . . . . . . . . . . . . . . . . . .  32
3.7  Reimbursement Obligation. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
3.8  Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
3.9  Issuing Bank Reporting Requirements . . . . . . . . . . . . . . . . . . . . .  34
3.10  Indemnification; Exoneration . . . . . . . . . . . . . . . . . . . . . . . .  34
3.11  Cash Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
ARTICLE IV:  YIELD PROTECTION; TAXES
4.1  Yield Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
4.2  Changes in Capital Adequacy Regulations . . . . . . . . . . . . . . . . . . .  36
4.3  Availability of Types of Advances . . . . . . . . . . . . . . . . . . . . . .  36
4.4  Funding Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
4.5  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
4.6  Lender Statements; Survival of Indemnity. . . . . . . . . . . . . . . . . . .   1
ARTICLE V:  CONDITIONS PRECEDENT
5.1  Initial Advances and Letters of Credit. . . . . . . . . . . . . . . . . . . .   2
5.2  Each Advance and Letter of Credit . . . . . . . . . . . . . . . . . . . . . .   3
ARTICLE VI:  REPRESENTATIONS AND WARRANTIES
6.1  Organization; Corporate Powers of Ralston . . . . . . . . . . . . . . . . . .   4
6.2  Authority of Ralston. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
6.3  No Conflict; Governmental Consents for Ralston. . . . . . . . . . . . . . . .   5
6.4  Organization; Corporate Powers of Energizer . . . . . . . . . . . . . . . . .   6
6.5  Authority of Energizer. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
6.6  No Conflict; Governmental Consents for Energizer. . . . . . . . . . . . . . .   6
6.7  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
6.8  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . .   8
6.9  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
6.10  Litigation; Loss Contingencies and Violations. . . . . . . . . . . . . . . .   9
6.11  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
6.12  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
6.13  Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.14  Securities Activities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.15  Material Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.16  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.17  Assets and Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.18  Statutory Indebtedness Restrictions. . . . . . . . . . . . . . . . . . . . .  11
6.19  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.20  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.21  Spin-Off Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
6.22  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
6.23  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
6.24  Net Worth Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
6.25  Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
ARTICLE VII:  COVENANTS
7.1  Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
7.2  Affirmative Covenants.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.3  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
7.4  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
ARTICLE VIII:  DEFAULTS
8.1  Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES
9.1  Termination of Revolving Loan Commitments; Acceleration . . . . . . . . . . .  28
9.2  Defaulting Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
9.3  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
9.4  Preservation of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE X:  GENERAL PROVISIONS
10.1  Survival of Representations. . . . . . . . . . . . . . . . . . . . . . . . .  30
10.2  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
10.3  Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  30
10.4  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.6  Several Obligations; Benefits of this Agreement. . . . . . . . . . . . . . .  31
10.7  Expenses; Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  31
10.8  Numbers of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
10.9  Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
10.10  Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . .  34
10.11  Nonliability of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . .  34
10.12  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
10.13  CONSENT TO JURISDICTION; JURY TRIAL.. . . . . . . . . . . . . . . . . . . .  34
10.14  Subordination of Intercompany Indebtedness. . . . . . . . . . . . . . . . .  35
ARTICLE XI:  THE ADMINISTRATIVE AGENT
11.1  Appointment; Nature of Relationship. . . . . . . . . . . . . . . . . . . . .  36
11.2  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.3  General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc . . . . . . . .  37
11.5  Action on Instructions of Lenders. . . . . . . . . . . . . . . . . . . . . .  37
11.6  Employment of Administrative Agents and Counsel. . . . . . . . . . . . . . .  38
11.7  Reliance on Documents; Counsel . . . . . . . . . . . . . . . . . . . . . . .  38
11.8  The Administrative Agent's Reimbursement and Indemnification . . . . . . . .  38
11.9  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
11.10  Lender Credit Decision. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
11.11  Successor Administrative Agent. . . . . . . . . . . . . . . . . . . . . . .  39
11.12  No Duties Imposed Upon Syndication Agent, Documentation Agent or
  Arranger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
ARTICLE XII:  SETOFF; RATABLE PAYMENTS
12.1  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
12.2  Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
12.3  Application of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
12.4  Relations Among Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
12.5  Representations and Covenants Among Lenders. . . . . . . . . . . . . . . . .  41
ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
13.2  Participations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
13.3  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
13.4  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
13.5  Dissemination of Information . . . . . . . . . . . . . . . . . . . . . . . .  44
ARTICLE XIV:  NOTICES
14.1  Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
14.2  Change of Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
ARTICLE XV:  COUNTERPARTS                                                           45


